Exhibit 10.2

Execution Version

[***] = CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED AND/OR IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

of

VANGUARD FOOD LP

dated as of

May 30, 2025

Article 1 DEFINITIONS 2

1.1 Definitions. 2

1.2 Interpretation. 19

Article 2 ORGANIZATION 20

2.1 Formation. 20

2.2 Name. 21

2.3 Principal Office. 21

2.4 Registered Office; Registered Agent. 21

2.5 Purpose; Powers. 21

2.6 Term. 21

2.7 Partnership. 22

Article 3 UNITS22

3.1 Units Generally. 22

3.2 Authorization and Issuance of Preferred Units. 22

3.3 Authorization and Issuance of Common Units. 22

3.4 Authorization and Issuance of Incentive Units. 22

3.5 Antidilution. 25

3.6 Certification of Units. 25

Article 4 Limited Partners 26

4.1 Admission of New Limited Partners. 26

4.2 Representations and Warranties of Limited Partners. 26

4.3 No Personal Liability. 28

4.4 No Interest in Partnership Property. 28

4.5 No Withdrawal. 28

4.6 Certain Events. 28

4.7 Voting. 29

4.8 Meetings. 29

4.9 Quorum. 30

4.10 Action Without Meeting. 30

4.11 Major Decisions. 30

4.12 Power of Limited Partners. 31

Article 5 CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS 31

5.1 Initial Capital Contributions. 31

5.2 Additional Capital Contributions. 31

5.3 Maintenance of Capital Accounts. 31

5.4 Succession Upon Transfer. 32

5.5 Negative Capital Accounts. 32

5.6 No Withdrawal From Capital Accounts. 32

5.7 Treatment of Loans from Partners. 32

5.8 Modifications. 33

Article 6 ALLOCATIONS 33

6.1 Allocation of Net Income and Net Loss. 33

6.2 Regulatory and Special Allocations. 33

6.3 Tax Allocations. 34

6.4 Allocations in Respect of Transferred Units. 35

6.5 Curative Allocations. 35

Article 7 DISTRIBUTIONS 36

7.1 General. 36

7.2 Liquidating Distributions. 36

7.3 Non-Liquidating Distributions. 37

7.4 Limitations on Distributions to Incentive Units. 37

7.5 Tax Advances. 38

7.6 Tax Withholding; Withholding Advances. 38

7.7 Distributions in Kind. 40

7.8 Tax Treatment of Preferred Multiple. 40

Article 8 General Partner 41

8.1 Management by General Partner. 41

8.2 No Management by Limited Partners 41

8.3 Devotion of Time and Duties of General Partner. 41

8.4 No Compensation or Reimbursement of General Partner. 41

8.5 Removal of General Partner. 42

8.6 Reliance by Third Parties. 42

8.7 Officers. 42

8.8 No Personal Liability. 42

Article 9 PREEMPTIVE RIGHTS 42

9.1 Preemptive Right. 42

Article 10 TRANSFER 45

10.1 General Restrictions on Transfer. 45

10.2 Permitted Transfers. 47

10.3 Right of First Offer. 48

10.4 Drag-Along Rights. 51

10.5 Tag-Along Rights. 54

10.6 Incentive Units Forfeiture and Call Right. 57

Article 11 COVENANTS 59

11.1 Confidentiality. 59

Article 12 ACCOUNTING; TAX MATTERS 61

12.1 Information Rights. 61

12.2 Inspection Rights. 62

12.3 Annual Budget and Business Plan. 62

12.4 Tax Matters Representative. 62

12.5 Tax Returns. 64

12.6 Partnership Funds. 64

Article 13 DISSOLUTION AND LIQUIDATION 64

13.1 Events of Dissolution. 64

13.2 Effectiveness of Dissolution. 65

13.3 Liquidation. 65

13.4 Cancellation of Certificate. 66

13.5 Survival of Rights, Duties, and Obligations. 66

13.6 Recourse for Claims. 66

Article 14 EXCULPATION AND INDEMNIFICATION 66

14.1 Exculpation of Covered Persons. 66

14.2 Liabilities and Duties of Covered Persons. 67

14.3 Indemnification. 68

14.4 Survival. 70

Article 15 MISCELLANEOUS 70

15.1 Expenses. 70

15.2 Further Assurances. 70

15.3 Notices. 71

15.4 Entire Agreement. 72

15.5 Severability. 72

15.6 Successors and Assigns. 73

15.7 No Third-Party Beneficiaries. 73

15.8 Amendment. 73

15.9 Waiver. 74

15.10 Governing Law. 74

15.11 Submission to Jurisdiction. 74

15.12 Waiver of Jury Trial. 75

15.13 Equitable Remedies. 75

15.14 Attorneys’ Fees. 75

15.15 Remedies Cumulative. 75

15.16 Counterparts. 75

15.17 Initial Public Offering. 75

15.18 Spousal Consent. 78

15.19 Aggregate of Interests 78

Exhibit A FORM OF JOINDER AGREEMENT1

Exhibit B INITIAL BUDGET & INITIAL BUSINESS PLAN 1

Exhibit C SPOUSAL CONSENT 1

Schedule A Partners Schedule 1

Schedule B Major Decisions 1

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This Amended and Restated Limited Partnership Agreement of Vanguard Food LP, a Delaware limited partnership (the “Partnership”), is entered into as of May 30, 2025 by and among Vanguard Food GP LLC, a Delaware limited liability company, as General Partner, the Limited Partners executing this Agreement as of the date hereof (collectively, the “Initial Limited Partners”), and each other Person who after the date hereof becomes a Partner of the Partnership and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

WHEREAS, the Partnership was formed under the laws of the State of Delaware by the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Delaware on April 25, 2025 (the “Certificate of Limited Partnership”);

WHEREAS, Vanguard Food GP LLC and Sweat Equities SPV LLC entered into a Limited Partnership Agreement of the Partnership on April 30, 2025 (the “Original Agreement”);

WHEREAS, the Initial Investors and Village Farms (each as defined herein) desire to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement; and

WHEREAS, (a) the Partnership, (b) Vanguard Food GP LLC, a Delaware limited liability company, (c) Vanguard Food Holdings LLC, a Delaware limited liability company, (d) Vanguard Food LLC, a Delaware limited liability company, (e) Vanguard Produce Canada ULC, a British Columbia unlimited liability company, (f) Village Farms International, Inc., a Canadian corporation, (g) Village Farms Canada LP, a Canadian limited partnership (“VF Canada LP”), (h) Village Farms, LP, a Delaware limited partnership (“VF LP”), (i) Kennedy Lewis Capital Partners Master Fund II LP, a Cayman Islands exempted limited partnership (“KL Fund”), and (j) Sweat Equities SPV LLC, a Delaware limited liability company (“Sweat SPV”) have entered into a Framework Agreement regarding Partnership and Membership Interests, Contributions and Exchanges, dated as of May 12, 2025 (the “Framework Agreement”), pursuant to which, among other things, concurrently with the execution of this Agreement (x) the Initial Investors (as defined below) have made certain cash contributions to the Partnership in exchange for the issuance of Preferred Units and (y) VF Canada LP and VF LP have contributed certain assets to the Partnership in exchange for the issuance of Common Units, in each case, on the terms and conditions fully set forth herein and therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS
1.1
Definitions.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.1:

“Acceptance Notice” has the meaning set forth in Section 9.1(c).

“Adjusted Capital Account Deficit” means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)
crediting to such Capital Account any amount which such Limited Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), and 1.704-2(i); and
(b)
debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Limited Partner for a Fiscal Year (or portion thereof) with respect to Units held by such Limited Partner means the U.S. federal taxable income allocated by the Partnership to the Limited Partner with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (a) minus any excess taxable loss or excess taxable credits of the Partnership for any prior period allocable to such Limited Partner with respect to such Units that were not previously taken into account for purposes of determining such Limited Partner’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Limited Partner (or, as appropriate, the direct or indirect members of the Partner) determined as if the income, loss, and credits from the Partnership were the only income, loss, and credits of the Limited Partner (or, as appropriate, the direct or indirect members of the Partner) in such Fiscal Year and all prior Fiscal Years, and (b) excluding allocations under Code Section 704(c), and (c) taking into account any special basis adjustment with respect to such Limited Partner resulting from an election by the Partnership under Code Section 754.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such first Person.

“Agreement” means this Amended and Restated Limited Partnership Agreement, as executed and as it may be amended, modified, supplemented, or restated from time to time, as provided herein.

“Annual Budget” means a budget for the Partnership Group for the relevant calendar year, which budget, among other things: (a) will set forth budgeted amounts on a calendar month basis; (b) will be consistent with the Business Plan; and (c) will set forth such other information as the GP Board shall determine from time to time.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act, the U.K. Bribery Act and any other Applicable Law or regulation concerning corruption, public or commercial bribery, cartel formation, bid-rigging, fraud, money laundering, know-your-customer requirements, terrorist financing or criminal association.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Approved Annual Budget” has the meaning given to such term in the GP LLC Agreement.

“Approved Business Plan” has the meaning given to such term in the GP LLC Agreement.

“As-Converted Basis” means, as of the date of determination, (a) all of the issued and outstanding Common Units, plus (b) all of the issued and outstanding Preferred Units as converted to Common Units.

“Award Agreements” has the meaning set forth in Section 3.4(a).

“Bankruptcy” means, with respect to a Limited Partner, the occurrence of any of the following: (a) the filing of an application by such Limited Partner for, or a consent to, the appointment of a trustee of such Limited Partner’s assets; (b) the filing by such Limited Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Limited Partner’s inability to pay its debts as they come due; (c) the making by such Limited Partner of a general assignment for the benefit of such Limited Partner’s creditors; (d) the filing by such Limited Partner of an answer admitting the material allegations of, or such Limited Partner’s consenting to, or defaulting in answering a bankruptcy petition filed against such Limited Partner in any bankruptcy proceeding; or (e) the expiration of sixty (60) days following the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Limited Partner a bankrupt or appointing a trustee of such Limited Partner’s assets.

“Book Depreciation” means, with respect to any Partnership asset for each Fiscal Year, the Partnership’s depreciation, amortization, or other cost recovery deductions determined for U.S. federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the General Partner in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Partnership asset, the adjusted basis of such asset for U.S. federal income tax purposes, except as follows:

(c)
the initial Book Value of any Partnership asset contributed by a Limited Partner to the Partnership shall be the gross Fair Market Value of such Partnership asset as of the date of such contribution;
(d)
immediately prior to the Distribution by the Partnership of any Partnership asset to a Partner, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;
(e)
the Book Value of all Partnership assets may, in the sole discretion of the General Partner, be adjusted to equal their respective gross Fair Market Values, as determined by the General Partner, as of the following times:
(i)
the acquisition of an additional Partnership Interest in the Partnership by a new or existing Limited Partner in consideration of a Capital Contribution of more than a de minimis amount;
(ii)
the Distribution by the Partnership to a Limited Partner of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Limited Partner’s Partnership Interest in the Partnership;
(iii)
the grant to any Person of any Incentive Units; and
(iv)
the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

provided, that an adjustment pursuant to clauses (i), (ii) or (iii) above need not be made if the General Partner reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Partners and that the absence of such adjustment does not adversely and disproportionately affect any Partner;

(f)
the Book Value of each Partnership asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Partnership asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(g)
if the Book Value of a Partnership asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraph (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Partnership asset for purposes of computing Net Income and Net Losses.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York and Orlando, Florida are authorized or required to close.

“Business Plan” means the then-current five (5)-year business plan for the Partnership Group approved in accordance with the GP LLC Agreement.

“Capital Account” has the meaning set forth in Section 5.3.

“Capital Contribution” means, for any Partner, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Partnership by such Partner.

“Cause,” with respect to any particular Incentive Unitholder, unless otherwise set forth in an effective Award Agreement, shall mean any of the following, as determined by the GP Board in its sole discretion:
(a)
such Incentive Unitholder’s substantial or repeated failure or refusal to perform, or gross negligence in the performance of, their duties or responsibilities as an employee or service provider of the Partnership or any of the Partnership Subsidiaries (other than any such failure resulting directly from their Disability) or substantial or repeated failure or refusal to carry out the lawful and reasonable directions of such Incentive Unitholder’s immediate supervisor, in each case, which failure or refusal has continued unremedied for more than thirty (30) days after the Partnership has provided written notice thereof;
(b)
such Incentive Unitholder’s engagement in fraud, embezzlement, theft or misappropriation of any amount of money or other assets of the Partnership or any of the Partnership Subsidiaries;
(c)
such Incentive Unitholder’s material dishonesty involving, or breach of fiduciary duty or duty of loyalty to, the Partnership or any of the Partnership Subsidiaries;
(d)
such Incentive Unitholder’s conduct, act, or omission that is, or could reasonably be expected to be, materially injurious to the Partnership or any of the Partnership Subsidiaries;
(e)
any commission of, indictment for (or the procedural equivalent thereof), conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude or the violation of any federal, state, or foreign securities laws;

(f)
any conviction of, or the entering of a plea of guilty or nolo contendere to, any other criminal act or act of material dishonesty, disloyalty, or misconduct by such Incentive Unitholder that has, or is reasonably expected to have, a material adverse effect on the property, operations, business, or reputation of the Partnership or any of the Partnership Subsidiaries;
(g)
the unlawful use (including being under the influence) or possession of illegal drugs by such Incentive Unitholder on the premises of the Partnership or any of the Partnership Subsidiaries and/or while performing any duties or responsibilities with the Partnership or any of the Partnership Subsidiaries;
(h)
the violation by such Incentive Unitholder of any rule or policy of the Partnership or any of the Partnership Subsidiaries; or
(i)
the breach by such Incentive Unitholder of any covenant undertaken in Article 11 herein, or any of the terms of any effective Award Agreement, employment agreement, or any written non-disclosure, non-competition, or non-solicitation covenant or other agreement with the Partnership or any of the Partnership Subsidiaries.

Any voluntary resignation of an Incentive Unitholder’s employment or engagement in anticipation of a termination of such Incentive Unitholder’s employment or engagement by the Partnership or any of the Partnership Subsidiaries for Cause following the occurrence of any event(s) that could reasonably constitute Cause shall be deemed to be a termination for Cause. Further, an Incentive Unitholder’s employment or engagement shall be deemed to have been terminated for Cause if within eighteen (18) months following termination of such Incentive Unitholder’s employment or engagement, an act or omission is discovered of which the Partnership was previously unaware that if known at the time of termination would have justified a termination for Cause.

“Certificate of Limited Partnership” has the meaning set forth in the Recitals.

“Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Partnership Group to a Third Party Purchaser; (b) a sale resulting in no less than a majority of the Common Units and Preferred Units on an As-Converted Basis being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization, or reorganization of the Partnership with or into a Third Party Purchaser that results in the inability of the Limited Partners to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unitholder” means a Limited Partner holding Common Units.

“Common Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Common Units” in this Agreement.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or hereafter formed)), in growing, cultivating, harvesting, packaging, selling, marketing, and distributing produce (including fruits and vegetables), within any state in which, at the relevant time, the Company carries on business, but shall not include (i) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty-five percent (25%) of the outstanding equity in a Competitor or (ii) Village Farms International, Inc. or its Subsidiaries.

“Confidential Information” has the meaning set forth in Section 11.1(a).

“Control,” “Controlled by,” and “under common Control with” as used with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 14.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17, §§ 17-101, et seq., and any successor statute, as it may be amended from time to time.

“Delay Condition” means any of the following conditions: (a) the Partnership is prohibited from purchasing any Incentive Units by any Financing Document or by Applicable Law; (b) a default has occurred under any Financing Document and is continuing; (c) the purchase of any Incentive Units would, or in the good-faith opinion of the General Partner could, result in the occurrence of an event of default under any Financing Document or create a condition that would or could, with notice or lapse of time or both, result in such an event of default; or (d) the purchase of any Incentive Units would, in the good-faith opinion of the General Partner, be imprudent in view of the financial condition of the Partnership Group, the anticipated impact of the purchase of such Incentive Units on the Partnership’s ability to meet its obligations under any Financing Document or otherwise in connection with its business and operations.

“Designated Individual” has the meaning set forth in Section 12.4(a).

“Disability” with respect to any Incentive Unitholder, unless otherwise set forth in any effective Award Agreement, means such Incentive Unitholder’s incapacity due to physical or mental illness that: (a) shall have prevented such Incentive Unitholder from performing their duties for the Partnership Group on a full-time basis for ninety (90) or more consecutive days or an aggregate of one hundred eighty (180) days in any 365-day period; or (b)(i) the General Partner determines, in compliance with Applicable Law, is likely to prevent such Incentive Unitholder from performing such duties for such period of time and (ii) thirty (30) days have elapsed since delivery to such Incentive Unitholder of the determination of the General Partner and such Incentive Unitholder has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such thirty (30)-day period).

“Distribution” means a distribution made by the Partnership to a Partner, whether in cash, property, or securities of the Partnership and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Partnership or any Limited Partner of any Units; (b) any recapitalization or exchange of securities of the Partnership; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Limited Partner in such Limited Partner’s capacity as an Incentive Unitholder for the Partnership or a Partnership Subsidiary. “Distribute” when used as a verb shall have a correlative meaning.

“Drag-Along Notice” has the meaning set forth in Section 10.4(c).

“Drag-Along Partner” has the meaning set forth in Section 10.4(a).

“Drag-Along Sale” has the meaning set forth in Section 10.4(a).

“Dragging Partner” has the meaning set forth in Section 10.4(a).

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Limited Partner for a Fiscal Year means the Partner’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the General Partner. In making such estimate, the General Partner shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Partnership and similar state or local forms filed by the Partnership for the preceding taxable year and such other adjustments as in the reasonable business judgment of the General Partner are necessary or appropriate to reflect the estimated operations of the Partnership for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.5(c).

“Excess Exercising Partner” has the meaning set forth in Section 9.1(e)(ii).

“Excess New Securities” has the meaning set forth in Section 9.1(d).

“Excluded Securities” means:

(j)
any grant of Incentive Units to any existing or prospective Incentive Unitholder pursuant to the Incentive Plan;
(k)
any issuance of Common Units and/or Preferred Units in connection with any acquisition by the Partnership or any Partnership Subsidiary of any equity interests, assets, properties, or business of any Person that has been approved in accordance with the terms of this Agreement and the GP LLC Agreement;
(l)
any issuance of securities of any Partnership Subsidiary to its direct parent;
(m)
for the avoidance of doubt, any issuance of securities expressly provided for in the Framework Agreement;

(n)
any issuance of Common Units and/or Preferred Units in connection with any merger, consolidation, or other business combination involving the Partnership or any Partnership Subsidiary that has been approved as a Major Decision in accordance with the terms of this Agreement and the GP LLC Agreement;
(o)
any issuance of securities in any Public Offering that has been approved in accordance with the terms of this Agreement and the GP LLC Agreement;
(p)
any subdivision of Units (by a split of Units or otherwise) that has been approved in accordance with the terms of this Agreement and the GP LLC Agreement; or
(q)
any issuance of Common Units and/or Preferred Units to the counterparty in any joint venture relating to the operation of the Partnership’s or any Partnership Subsidiary’s business (and not for the primary purpose of raising equity capital) that has been approved as a Major Decision in accordance with the terms of this Agreement and the GP LLC Agreement.

“Exercise Period” has the meaning set forth in Section 9.1(c).

“Exercising Partner” has the meaning set forth in Section 9.1(d).

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller without giving effect to any minority discount or control premium for such asset in an arm’s length negotiated transaction without time constraints, as determined in good faith by the General Partner or the Liquidator, as the case may be, based on such factors as the General Partner or the Liquidator, in the exercise of its reasonable business judgment, considers relevant.

“Financing Document” means any credit agreement, guarantee, financing, or security agreement or other agreements or instruments governing indebtedness of the Partnership or any of the Partnership Subsidiaries.

“Fiscal Year” means the calendar year, unless the Partnership is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Forfeiture Allocations” has the meaning set forth in Section 6.2(e).

“Framework Agreement” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles in the United States of America, as of the applicable time.

“General Partner” means Vanguard Food GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as its general partner in accordance with the terms of this Agreement and the Delaware Act, each in its capacity as a general partner of the Partnership.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“GP Board” means the board of managers of the General Partner.

“GP LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Vanguard Food GP, LLC, dated as of the date hereof, by and among the General Partner and its members, as it may be amended, modified, supplemented, or restated from time to time.

“Incentive Liquidation Value” means, as of the date of determination and with respect to the relevant Incentive Units, the aggregate amount that would be Distributed to the Partners (including other Incentive Units taking into account the applicable Incentive Liquidation Value of such Incentive Units) pursuant to Section 7.2, if, immediately prior to the issuance of the relevant Incentive Units, the Partnership sold all of its assets for Fair Market Value and immediately liquidated, the Partnership’s debts and liabilities were satisfied, and the proceeds of the liquidation were Distributed pursuant to Section 13.3(c).

“Incentive Plan” has the meaning set forth in Section 3.4(a).

“Incentive Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Incentive Units” in this Agreement and includes both Restricted Incentive Units and Unrestricted Incentive Units.

“Incentive Unitholder” means a Limited Partner holding Incentive Units.

“Initial Budget” has the meaning set forth in Section 12.3.

“Initial Business Plan” has the meaning set forth in Section 12.3.

“Initial Cost” means, with respect to any Unit, the purchase price paid to the Partnership with respect to such Unit by the Limited Partner to whom such Unit was originally issued.

“Initial Investors” means KL Fund, Sweat SPV, and any of their respective Permitted Transferees under Section 10.2(a).

“Initial Limited Partners” has the meaning set forth in the Preamble.

“Initial Public Offering” has the meaning set forth in Section 15.17(a).

“IPO Entity” has the meaning set forth in Section 15.17(a).

“Issuance Notice” has the meaning set forth in Section 9.1(b).

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“KL Partner” means any limited partner hereof that is an Affiliate of KL Fund and its Permitted Affiliate Transferees.

“KL Fund” has the meaning set forth in the Recitals.

“Limited Partner” means (a) each Initial Limited Partner, and (b) each Person who is hereafter admitted as a limited partner of the Partnership in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Partnership’s books and records as the owner of one or more Units.

“Liquidating Distribution” has the meaning set forth in Section 7.2.

“Liquidator” has the meaning set forth in Section 13.3(a).

“Lock-up Period” means the period beginning on the date hereof and ending on the second anniversary of such date.

“Losses” has the meaning set forth in Section 14.3(a).

“Major Decision” has the meaning set forth in Section 4.11.

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

“Marketable Securities” means securities that are (a) traded on an established U.S. national or non-U.S. securities exchange, and (b) which would be freely tradable in the hands of the Partners without restriction under (i) U.S. federal securities laws or otherwise, without the necessity of any U.S. federal or state governmental consent, approval or filing (specifically including the volume or manner of sale limitations under Rule 144 of the Securities Act) or (ii) contractual agreement, including any “lock-up” or other contractual restrictions on transfer.

“Misallocated Item” has the meaning set forth in Section 6.5.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Partnership’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(r)
any income realized by the Partnership that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;
(s)
any expenditures of the Partnership described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section

1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;
(t)
any gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(u)
any items of depreciation, amortization, and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);
(v)
if the Book Value of any Partnership property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and
(w)
to the extent an adjustment to the adjusted tax basis of any Partnership property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“New Securities” means (a) any equity, equity-based or equity-linked securities, including any Units, of the Partnership or any Partnership Subsidiary, and (b) any indebtedness (whether or not constituting a security under the Securities Act), including any bond, debenture, note or other indebtedness, proposed to be issued to a Limited Partner or its Affiliates; provided, that the term “New Securities” shall not include Excluded Securities.

“Non-Qualified Person” means any Person (other than a Partner) (a) that is a Sanctioned Person or a Person controlled by a Sanctioned Person, (b) that is not able to make the representations and warranties set forth in Section 4.2 as of the time such Person acquires the applicable Units, that does not assume the rights and obligations of the Limited Partner Transferring the applicable Units under this Agreement or that is not legally capable of acquiring Units, (c) that is an adverse party to the General Partner, Partnership and/or any of their respective Subsidiaries in any pending legal proceeding or arbitration, (d) where the acquisition or holding of Units by such Person would result in the violation of Anti-Corruption Laws, Sanctions or any other Applicable Law pertaining to the Partnership or the Partners or (e) that is an Affiliate of any Person described in the foregoing clauses (a) – (d).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Notices” has the meaning set forth in Section 15.3.

“Offering Partner” has the meaning set forth in Section 10.3(a)(i).

“Officers” has the meaning set forth in Section 8.7.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization, (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise), (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement, and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Original Agreement” has the meaning set forth in the Recitals.

“Over-Allotment Acceptance Notice” has the meaning set forth in Section 9.1(d).

“Over-Allotment Exercise Period” has the meaning set forth in Section 9.1(d).

“Over-Allotment Notice” has the meaning set forth in Section 9.1(d).

“Ownership Percentage” means, as to any Limited Partner or Partner Group, the percentage (rounded to the nearest hundredth) equal to (a) the number of Common Units and Preferred Units on an As-Converted Basis held by such Limited Partner or Partner Group, divided by (b) the aggregate number of Common Units and Preferred Units on an As-Converted Basis then held by all of the Limited Partners (including, for the avoidance of doubt, the Limited Partner or Partner Group whose Ownership Percentage is being calculated).

“Partner” means the General Partner or a Limited Partner. The Partners shall constitute “partners” (as that term is defined in the Delaware Act) of the Partnership.

“Partner Group” means, collectively, (a) a Limited Partner, (b) its Affiliates and (c) in the case of any Initial Investor, (i) such Initial Investor’s and its Affiliates’ respective Affiliated investment funds and (ii) any fund, investor, entity, or account that is managed, sponsored, advised, or sub-advised by such Initial Investor or any of its Affiliates.

“Partner Indemnitors” has the meaning set forth in Section 14.3(f).

“Partner Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Partnership” for the term “partnership” and the term “Partner” for the term “partner” as the context requires.

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if the Partner

Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Partner” for the term “partner” as the context requires.

“Partners Schedule” has the meaning set forth in Section 3.1.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Group” means, collectively, the Partnership and the Partnership Subsidiaries.

“Partnership Interest” means the interest of a Limited Partner in the Partnership, including such Limited Partner’s right to (a) their distributive share of Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Partnership, (b) their distributive share of the assets of the Partnership, (c) vote on, consent to, or otherwise participate in any decision of the Partners as provided in this Agreement, and (d) any and all other rights and benefits to which such Limited Partner may be entitled as provided in this Agreement or the Delaware Act.

“Partnership Interest Rate” has the meaning set forth in Section 7.6(c).

“Partnership Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Partnership” for the term “partnership” as the context requires.

“Partnership Subsidiary” means a Subsidiary of the Partnership.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74 and Section 411 of the Protecting Americans from Tax Hikes Act of 2015, Pub. L. 114-113, div. Q, together with any guidance issued thereunder or successor provisions and any similar provisions of foreign, state, or local tax laws.

“Permitted Affiliate Transferee” means a recipient of a Permitted Transfer in accordance with Section 10.2(a).

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 10.2.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means any individual, partnership, joint venture, corporation, trust, association, unincorporated organization, limited liability company, Governmental Authority, and any other entity.

“Preemptive Partner” has the meaning set forth in Section 9.1(a).

“Preferred Multiple” has the meaning set forth in Section 7.2(a).

“Preferred Unit Price” means (a) the “Purchase Price” under the Framework Agreement, divided by (b) the aggregate number of Preferred Units issued under the Framework Agreement.

“Preferred Unitholder” means a Limited Partner holding Preferred Units.

“Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Preferred Units” in this Agreement.

“Pro Rata Portion” means:

(x)
for purposes of Section 9.1, with respect to any Preemptive Partner, on any issuance date for New Securities, a fraction determined by dividing (i) the number of Common Units and Preferred Units on an As-Converted Basis owned by such Preemptive Partner immediately prior to such issuance by (ii) the total number of Common Units and Preferred Units on an As-Converted Basis held by the Partners on such date immediately prior to such issuance; and
(y)
for purposes of Section 10.3, with respect to any ROFO Rightholder, a fraction determined by dividing (i) the number of Common Units and Preferred Units on an As-Converted Basis owned by such ROFO Rightholder as of the date of the ROFO Notice by (ii) the total number of Common Units and Preferred Units on an As-Converted Basis held by the Partners as of the date of the ROFO Notice.

“Profits Interest” has the meaning set forth in Section 3.4(e).

“Profits Interest Hurdle” means an amount set forth in each Award Agreement reflecting an amount equal to or greater than the Incentive Liquidation Value of the relevant Incentive Units at the time such Incentive Units are issued.

“Proposed Transferee” has the meaning set forth in Section 10.5(a).

“Prospective Purchaser” has the meaning set forth in Section 9.1(b).

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Purchasing Rightholders” has the meaning set forth in Section 10.3(e)(ii).

“Qualified Partner” has the meaning set forth in Section 12.2.

“Qualifying Incentive Units” has the meaning set forth in Section 7.4(c).

“Quarterly Estimated Tax Amount” of a Limited Partner for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Partner’s Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Limited Partner.

“Regulatory Allocations” has the meaning set forth in Section 6.2(d).

“Representative” means, as to any Person, such Person’s Affiliates and its and their respective directors, officers, managers, employees, agents, representatives and advisors (including financial advisors, counsel, and accountants).

“Repurchase Notice” has the meaning set forth in Section 10.6(c)(i).

“Repurchase Price” means the Fair Market Value pursuant to Section 10.6(a).

“Repurchased Incentive Units” has the meaning set forth in Section 10.6(c)(i).

“Restricted Incentive Units” has the meaning set forth in Section 3.4(c)(i).

“ROFO Exercise Notice” has the meaning set forth in Section 10.3(d)(ii).

“ROFO Notice” has the meaning set forth in Section 10.3(c)(i).

“ROFO Rightholders” has the meaning set forth in Section 10.3(a)(ii).

“Sale Agreement” has the meaning set forth in Section 10.3(g).

“Sale Notice” has the meaning set forth in Section 10.5(c).

“Sale Units” has the meaning set forth in Section 10.3(a)(i).

“Sanctioned Country” means any country or territory that (a) is the target of comprehensive Sanctions (including Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Kherson, Zaporizhzhia and such other regions of Ukraine over which a Sanctions authority imposes comprehensive Sanctions); (b) whose government is the target of Sanctions (including Venezuela) or (c) that is otherwise the target of broad Sanctions restrictions (including Afghanistan, Russia and Belarus).

“Sanctioned Person” means any Person that is: (a) the target of Sanctions, including any Person(s) listed on any Sanctions list, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List, any lists administered by Global Affairs Canada and Public Safety Canada; (b) listed on the U.S. Department of Commerce’s Bureau of Industry and Security’s Entity List and the UFLPA Entity List; (c) located, organized, or resident in any Sanctioned Country; or (d) owned or controlled by (within the meaning of the relevant Sanctions) any Person(s) that are described in clause (a).

“Sanctions” means economic, financial and trade sanctions administered or enforced by the United States (including OFAC, U.S. Department of State, and the Bureau of Industry and

Security of the U.S. Department of Commerce); European Union and each of its member states; United Kingdom (including His Majesty’s Treasury); Canada (including by Global Affairs Canada and Public Safety Canada); and United Nations Security Council.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Partner” has the meaning set forth in Section 10.5(a).

“Shortfall Amount” has the meaning set forth in Section 7.5(b).

“SM&D Agreement” means that certain Sales, Marketing and Distribution Agreement, dated as of the date hereof, by and between Village Farms Canada Limited Partnership and Vanguard Food LLC.

“Specified Indemnified Persons” has the meaning set forth in Section 14.3(f).

“Spousal Consent” has the meaning set forth in Section 15.18.

“Spouse” means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Partner.

“Standard of Care” has the meaning set forth in Section 14.1(b).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any and all corporations, partnerships, limited liability companies, and other Persons with respect to which such Person, directly or indirectly, owns more than fifty percent (50%) of the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or otherwise has the right to exercise management Control with respect to or direct the policies of such Person.

“Sweat Partner” means Sweat SPV or its Permitted Affiliate Transferee.

“Sweat SPV” has the meaning set forth in the Recitals.

“Tag-Along Notice” has the meaning set forth in Section 10.5(d)(ii).

“Tag-Along Partner” has the meaning set forth in Section 10.5(a).

“Tag-Along Period” has the meaning set forth in Section 10.5(d)(ii).

“Tag-Along Portion” has the meaning set forth in Section 10.5(d)(i).

“Tag-Along Sale” has the meaning set forth in Section 10.5(a).

“Taggable Units” has the meaning set forth in Section 10.5(d)(i).

“Tax Advance” has the meaning set forth in Section 7.4(a).

“Tax Amount” of a Limited Partner for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Limited Partner for such Fiscal Year with respect to such Limited Partner’s Units.

“Tax Matters Representative” has the meaning set forth in Section 12.4(a).

“Tax Rate” of a Partner, for any period, means the highest marginal blended U.S. federal, state, and local tax rate applicable to an individual residing in New York, New York, taking into account the character of the relevant income and Sections 1411 and 1061 of the Code.

“Taxing Authority” has the meaning set forth in Section 7.6(b).

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Units, or (b) is not an Affiliate of any Person who directly or indirectly owns or has the right to acquire any Units.

“Transaction Documents” has the meaning set forth in the Framework Agreement.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively. Notwithstanding anything to the contrary set forth herein, any Transfer of equity interests in the Initial Investors, in their respective limited partners and/or indirect owners, or in any of their respective successors or assigns shall not be considered a “Transfer” under this Agreement or the Partnership Agreement; provided, that in the case of KL Partner, it remains exclusively controlled by Kennedy Lewis Investment Management LLC, and in the case of Sweat Partner, it remains exclusively controlled by Charles Monroe Sweat.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“TSA” means that certain Transition Services Agreement, dated on or about the date hereof, by and among (a) Village Farms International, Inc., Village Farms, L.P., and Village Farms Canada Limited Partnership, on the one hand, and (b) Vanguard Food LP, Vanguard Food GP LLC, Vanguard Food Holdings LLC, Vanguard Food LLC and Vanguard Food Canada, on the other hand.

“Unallocated Item” has the meaning set forth in Section 6.5.

“Unit” means a unit representing a fractional part of the Partnership Interests of the Partners and shall include all types and classes of Units, including the Preferred Units, the Common Units and the Incentive Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement and the Partnership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Unrestricted Incentive Units” has the meaning set forth in Section 3.4(c)(ii).

“VF Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or hereafter formed)), in growing, cultivating, harvesting, packaging, selling, marketing, and distributing produce (including fruits and vegetables) or cannabis, within any US state or Canadian province in which, at the relevant time, the Partnership or any of its Subsidiaries, or Village Farms or any of its Affiliates, carries on business, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty-five percent (25%) of the outstanding equity in a VF Competitor.

“Village Farms” means Village Farms International, Inc., VF Canada LP, VF LP (and any successor in interest to the foregoing) and any Permitted Transferee under Section 10.2(a).

“Withholding Advances” has the meaning set forth in Section 7.6(b).

1.2
Interpretation.
(a)
In this Agreement, unless the context otherwise requires: (i) words of the masculine or neuter gender will include the masculine, neuter or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and, with correlative meaning, “include”) means including without limitation; (v) reference to any Law means such Law as amended, modified, supplemented, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein; (vi) any agreement, instrument or insurance policy defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or insurance policy as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent; (vii) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule,” “Annex” and “Exhibit” are intended to refer to Sections, Schedules, Annexes and Exhibits to this Agreement; (viii) unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof; (ix) except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”; (x) the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation; (xi) when used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”; (xii) references herein to a party are references to the parties to this Agreement, except to the extent the context expressly provides otherwise; (xiii) all references in this Agreement to “dollars” or “$” mean the lawful currency of the United States of America; and (xiv) where this Agreement calls for the taking of any action on or no later than a date that is not a Business Day, the date or deadline for taking such action shall be the first Business Day following such date.
(b)
The parties further acknowledge and agree that: (i) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (ii) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits and Schedules attached hereto) and have contributed to its revision and (iii) any rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement.
Article 2

ORGANIZATION
2.1
Formation.
(a)
The Partnership was formed as a limited partnership on April 25, 2025, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware. The General Partner shall execute and cause to be filed certificates of amendment to the Certificate of Limited Partnership whenever required by the Delaware Act or this Agreement, together with any other documents required for qualification of the Partnership to do business where required.
(b)
The Original Agreement was entered into by Vanguard Food GP LLC and Sweat Equities SPV LLC on April 30, 2025. This Agreement amends, restates, and supersedes the Original Agreement in its entirety.
(c)
This Agreement shall constitute the “partnership agreement” (as that term is used in the Delaware Act) of the Partnership. The rights, powers, duties, obligations, and liabilities of the Partners shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Partner are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

2.2
Name.

The name of the Partnership is “Vanguard Food LP” or such other name or names as the General Partner may from time to time designate; provided, that the name shall always contain the words “Limited Partnership” or the abbreviation “L.P.” or the designation “LP.” The General Partner shall give prompt notice to each of the Partners of any change to the name of the Partnership.

2.3
Principal Office.

The principal office of the Partnership is located at 90 Colonial Center Parkway, Lake Mary, Florida 32746, or such other place as may from time to time be determined by the General Partner. The General Partner shall give prompt notice of any such change to each of the Limited Partners.

2.4
Registered Office; Registered Agent.
(a)
The registered office of the Partnership shall be the office of the initial registered agent named in the Certificate of Limited Partnership or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by the Delaware Act and Applicable Law.
(b)
The registered agent for service of process on the Partnership in the State of Delaware shall be the initial registered agent named in the Certificate of Limited Partnership or such other Person or Persons as the General Partner may designate from time to time in the manner provided by the Delaware Act and Applicable Law.
2.5
Purpose; Powers.
(a)
The purpose of the Partnership is to engage in any lawful act or activity for which limited partnerships may be formed under the Delaware Act and to engage in any and all activities necessary or incidental thereto.
(b)
The Partnership shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.
2.6
Term.

The term of the Partnership commenced on the date the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Partnership is dissolved in accordance with the provisions of this Agreement.

2.7
Partnership.

The Partners intend that the Partnership shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Partnership shall elect to be treated as a partnership for such purposes. The Partnership and each Partner shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Partner shall take any action inconsistent with such treatment.

Article 3

UNITS
3.1
Units Generally.

The Partnership Interests of the Limited Partners shall be represented by issued and outstanding Units, which may be divided into one or more types, classes, or series. Each type, class, or series of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The General Partner shall maintain a schedule of all Partners, their respective mailing addresses, and the amount and series of Units held by them (the “Partners Schedule”), and shall update the Partners Schedule upon the issuance or Transfer of any Units to any new or existing Limited Partner or the Partnership’s receipt of notice of a change of address of a Partner. The GP Board is authorized to cause the Partnership to issue Preferred Units, Common Units and Incentive Units as further described herein. A copy of the Partners Schedule as of the execution of this Agreement is attached hereto as Schedule A.

3.2
Authorization and Issuance of Preferred Units.

Subject to compliance with Section 9.1 and Section 10.1(b), the Partnership is hereby authorized to issue a class of Units designated as Preferred Units. As of the date hereof and after giving effect to the transactions contemplated by the Framework Agreement, Preferred Units are issued and outstanding in the amounts set forth on the Partners Schedule opposite each Limited Partner’s name.

3.3
Authorization and Issuance of Common Units.

Subject to compliance with Section 9.1 and Section 10.1(b), the Partnership is hereby authorized to issue a class of Units designated as Common Units. As of the date hereof and after giving effect to the transactions contemplated by the Framework Agreement, Common Units are issued and outstanding in the amounts set forth on the Partners Schedule opposite each Limited Partner’s name.

3.4
Authorization and Issuance of Incentive Units.
(a)
Subject to Section 3.4(b), the GP Board is hereby authorized to issue Incentive Units. As of the date hereof, no Incentive Units are issued and outstanding. The General Partner (acting through the GP Board in accordance with the terms of the GP LLC Agreement) is hereby authorized and directed to adopt a written plan pursuant to which all Incentive Units shall be granted in compliance with Rule 701 of the Securities Act or another applicable exemption (such plan as in effect from time to time, the “Incentive Plan”). In connection with the adoption of the Incentive Plan and issuance of Incentive Units, the GP Board is hereby authorized to negotiate and cause the Partnership to enter into award agreements with each Incentive Unitholder to whom the Partnership grants Incentive Units (such agreements, “Award Agreements”). Each Award Agreement shall include such terms, conditions, rights, and obligations as may be determined by the GP Board (acting in accordance with the terms of the GP LLC Agreement), in its sole discretion, consistent with the terms herein.
(b)
Notwithstanding anything contained herein to the contrary, the aggregate number of Incentive Units that the Partnership may issue pursuant to the Incentive Plan shall not exceed ten percent (10%) of the aggregate total of Units (on an as-converted and fully diluted basis) based on the Preferred Units and Common Units outstanding on the Effective Date. For example, if the aggregate number of Common Units and Preferred Units on an As-Converted Basis held by the Partners as of the Effective Date is 9,000, then the total number of Incentive Units issued or issuable pursuant to the Incentive Plan would be 1,000.
(c)
The GP Board (acting in accordance with the terms of the GP LLC Agreement) shall establish such vesting criteria for the Incentive Units as it determines in its discretion and shall include such vesting criteria in the Incentive Plan and/or the applicable Award Agreement for any grant of Incentive Units. As of the date hereof, none of the issued and outstanding Incentive Units shall be deemed vested. As used in this Agreement:
(i)
any Incentive Units that have not vested pursuant to the terms of the Incentive Plan and any associated Award Agreement are referred to as “Restricted Incentive Units”; and
(ii)
any Incentive Units that have vested pursuant to the terms of the Incentive Plan and any associated Award Agreement are referred to as “Unrestricted Incentive Units.”
(d)
Immediately prior to each subsequent issuance of Incentive Units following the initial issuance described in the second sentence of Section 3.4(a), the GP Board shall determine in good faith the Incentive Liquidation Value. In each Award Agreement that the Partnership enters into with an Incentive Unitholder for the issuance of new Incentive Units, the GP Board shall include an appropriate Profits Interest Hurdle for such Incentive Units on the basis of the Incentive Liquidation Value immediately prior to the issuance of such Incentive Units.
(e)
It is intended that the Incentive units will constitute “profits interests” in the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191. The Partners intend that the taxation of the issuance of Incentive Units hereunder shall be determined in accordance with Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191, with the effect that each such Incentive Unit shall be treated as a profits interest with an initial Capital Account of $0 and, accordingly, Distributions to the Incentive

Unitholders shall be limited to the extent necessary so that each Incentive Unitholder’s Incentive Units constitute profits interests for U.S. purposes.
(f)
Incentive Units shall receive the following tax treatment:
(i)
The Partnership and each Incentive Unitholder who receives Incentive Units shall treat such Incentive Unitholder as the owner of such Incentive Units from the date of their receipt, and the Incentive Unitholder receiving such Incentive Units shall take into account their Distributive share of Net Income, Net Loss, income, gain, loss, and deduction associated with the Incentive Units in computing such Incentive Unitholder’s income tax liability for the entire period during which such Incentive Unitholder holds the Incentive Units.
(ii)
Each Incentive Unitholder that receives Incentive Units shall make a timely and effective election under Code Section 83(b) with respect to such Incentive Units and shall promptly provide a copy to the Partnership. Except as otherwise determined by the GP Board, both the Partnership and all Partners shall (A) treat such Incentive Units as outstanding for tax purposes, (B) treat such Incentive Unitholder as a partner for tax purposes with respect to such Incentive Units and (C) file all tax returns and reports consistently with the foregoing. Neither the Partnership nor any of its Partners shall deduct any amount (as wages, compensation, or otherwise) with respect to the receipt of such Incentive Units for federal income tax purposes.
(iii)
In accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43, each Partner, by executing this Agreement, authorizes and directs the Partnership to elect a safe harbor under which the fair market value of any Incentive Units issued after the effective date of such Proposed Regulations (or other guidance) will be treated as equal to the liquidation value (within the meaning of the Proposed Regulations or successor rules) of the Incentive Units as of the date of issuance of such Incentive Units. In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to Transfers of Units while the safe harbor election remains effective.
(g)
For the avoidance of doubt:
(i)
no Incentive Units, including Unrestricted Incentive Units, shall have any preemptive right to acquire New Securities pursuant to Section 9.1;
(ii)
no Incentive Units, including Unrestricted Incentive Units, shall have any right to participate as a Tag-Along Partner in any Tag-Along Sale pursuant to Section 10.5; and

(iii)
subject to the terms of the Incentive Plan or any Award Agreement, all Incentive Units, including Unrestricted Incentive Units, shall be subject to the rights of the holders of Common Units and Preferred Units to drag along the Incentive Unitholders pursuant to Section 10.4.
3.5
Antidilution.

For the purpose of establishing the “As-Converted Basis” of, and the relative economic equivalence of, one Preferred Unit and one Common Unit, each Preferred Unit initially shall be deemed to be convertible into one Common Unit. In the event of any unit split, unit conversion, unit combination, unit recapitalization, unit dividend or other similar transaction affecting either the Preferred Units or Common Units, the same split, conversion, combination, recapitalization, dividend or other similar transaction shall be effected with respect to the other class of Units (as applicable) to maintain the relative economic equivalence of one Preferred Unit and one Common Unit before and after such transaction. For example, if the Common Units are subject to a 2:1 unit split, the Preferred Units will also be subject to a 2:1 unit split (and the Preferred Multiple will be divided by two.)

3.6
Certification of Units.
(a)
The GP Board in its sole discretion may, but shall not be required to, issue certificates to the Partners representing the Units held by such Partners.
(b)
In the event that the GP Board shall issue certificates representing Units in accordance with Section 3.6(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF VANGUARD FOOD LP, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE PARTNERSHIP. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND THEIR OFFER AND SALE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE U.S. STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

Article 4

Limited Partners
4.1
Admission of New Limited Partners.
(a)
New Limited Partners may be admitted from time to time (i) in connection with an issuance of Units by the Partnership, subject to compliance with the provisions of Section 9.1 and Section 10.1(c), as applicable, and (ii) in connection with a Transfer of Units, subject to compliance with the provisions of Article 10, and in either case, following compliance with the provisions of Section 4.1(b).
(b)
In order for any Person not already a Limited Partner to be admitted as a Limited Partner, whether pursuant to an issuance or Transfer of Units (including a Permitted Transfer), such Person shall have executed and delivered to the Partnership a written undertaking substantially in the form of the Joinder Agreement and, if such Person is an individual who has a Spouse, an executed written undertaking from such Spouse substantially in the form of the Spousal Consent. Upon the amendment of the Partners Schedule by the General Partner and the satisfaction of any other applicable conditions as may reasonably be deemed necessary or appropriate by the GP Board including, if a condition, the receipt by the Partnership of payment for the issuance of the applicable Units or the delivery of any certificate representing the Transferred Units, duly endorsed to the Transferee to which the Transferred Units are to be Transferred, such Person shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership and thereupon shall be issued their Units. The GP Board shall also adjust the Capital Accounts of the Limited Partners as necessary in accordance with Section 5.3 or Section 5.4.
4.2
Representations and Warranties of Limited Partners.

By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Limited Partners, whether admitted as of the date hereof or pursuant to Section 4.1, represents and warrants to the Partnership and acknowledges that:

(a)
The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;
(b)
Such Limited Partner (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, (ii) agrees not to take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units, and (iii) agrees to furnish any additional information requested by the General Partner or the Partnership to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units;

(c)
Such Limited Partner’s Units are being acquired for such Limited Partner’s own account solely for investment and not with a view to resale or distribution thereof;
(d)
Such Limited Partner has conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Partnership and the Partnership Subsidiaries and such Limited Partner acknowledges that they have been provided adequate access to the personnel, properties, premises, and records of the Partnership and the Partnership Subsidiaries for such purpose;
(e)
The determination of such Limited Partner to acquire Units has been made by such Limited Partner independent of any other Partner and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Partnership and the Partnership Subsidiaries that may have been made or given by any other Partner or by any Affiliate or Representative of any other Partner;
(f)
Such Limited Partner has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Partnership and making an informed decision with respect thereto;
(g)
Such Limited Partner is able to bear the economic and financial risk of an investment in the Partnership for an indefinite period of time;
(h)
The execution, delivery, and performance of this Agreement or the Joinder Agreement by such Limited Partner (i) if it is an entity, have been duly authorized by all requisite entity action on the part of such Limited Partner and do not require such Limited Partner to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Limited Partner; (B) if such Limited Partner is an entity, its governing documents; or (C) any agreement or instrument to which such Limited Partner is a party or by which such Limited Partner is bound;
(i)
This Agreement is valid, binding, and enforceable against such Limited Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and
(j)
Neither the issuance of any Units to such Limited Partner nor any provision contained herein will entitle such Limited Partner to remain in the employment of the Partnership or any Partnership Subsidiary or affect the right of the Partnership or any Partnership Subsidiary to terminate such Limited Partner’s employment at any time for any reason, other than as otherwise provided in such Limited Partner’s employment agreement or other similar agreement with the Partnership or Partnership Subsidiary, if applicable.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Limited Partner’s representations and warranties made by such Limited Partner in the Framework Agreement or any Award Agreement, as applicable.

4.3
No Personal Liability.

Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Limited Partner will be obligated personally for any debt, obligation, or liability of the Partnership, of any Partnership Subsidiaries or any other Partner, whether arising in contract, tort, or otherwise, solely by reason of being a Limited Partner.

4.4
No Interest in Partnership Property.

No real or personal property of the Partnership shall be deemed to be owned by any Partner individually, but shall be owned by, and title shall be vested solely in, the Partnership. Without limiting the foregoing, each Partner hereby irrevocably waives during the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to the property of the Partnership.

4.5
No Withdrawal.

So long as a Limited Partner continues to hold any Units, such Limited Partner shall not have the ability to withdraw or resign as a Limited Partner prior to the dissolution and winding up of the Partnership and any such withdrawal or resignation or attempted withdrawal or resignation by a Limited Partner prior to the dissolution or winding up of the Partnership shall be null and void. As soon as any Person who is a Limited Partner ceases to hold any Units, such Person shall no longer be a Limited Partner; provided, however, that this Agreement shall continue to apply with respect to any Units that have been called in accordance with Section 10.6 until full payment is made therefor or in accordance with the terms of this Agreement.

4.6
Certain Events.

The death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Limited Partner or the occurrence of any other event that terminates the continued membership of any Partner in the Partnership under the Delaware Act shall not, in and of itself, cause the dissolution of the Partnership. In such event the Partnership and its business shall be continued by the remaining Limited Partners and, in the case of death of a Limited Partner, the Units owned by the deceased Limited Partner shall automatically be Transferred to such Limited Partner’s executors, administrators, testamentary trustees, legatees, or beneficiaries, as applicable, as Permitted Transferees; provided, that within a reasonable time after such Transfer, the applicable Permitted Transferees shall sign a written undertaking substantially in the form of the Joinder Agreement and take any other action required under Section 4.1(b) as a condition to their admission as a Limited Partner.

4.7
Voting.

Except as otherwise provided by this Agreement or as otherwise required by the Delaware Act or Applicable Law, each Limited Partner shall be entitled to one vote per Common Unit or Preferred Unit on an As-Converted Basis on all matters upon which the Limited Partners have the right to vote under this Agreement. Incentive Units (including the Unrestricted Incentive Units) shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Limited Partners. Without the requisite affirmative vote or written consent of the Limited Partners, the General Partner shall not cause or permit the Partnership to take any of the actions or decisions that expressly require approval by the Limited Partners under this Agreement, including Major Decisions. With respect to any matter expressly requiring approval by the Limited Partners under this Agreement, each Limited Partner shall be entitled to cast the number of votes equal to the number of Common Units and Preferred Units on an As-Converted Basis it holds. Fractional votes must be counted.

4.8
Meetings.
(a)
Calling the Meeting. Meetings of the Limited Partners may be called by (i) the General Partner or (ii) by a Limited Partner or group of Limited Partners that (together with the other members of its or their respective Partner Groups) has an aggregate Ownership Percentage of at least [***Redacted – Commercially Sensitive Information***].
(b)
Notice. Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Limited Partners not regularly scheduled, describing the purpose(s) for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Limited Partner, by or at the direction of the General Partner or the Limited Partner(s) calling the meeting, as the case may be. The Limited Partners may hold meetings at the Partnership’s principal office or at such other place as the General Partner or the Limited Partner(s) calling the meeting may designate in the notice for such meeting.
(c)
Participation. Any Limited Partner may participate in a meeting of the Limited Partners by means of video call, conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)
Vote by Proxy. On any matter that is to be voted on by the Limited Partners, any Limited Partner entitled to vote on such matter may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Limited Partner executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(e)
Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by the Limited Partners; provided, that the Limited Partners entitled to vote on any applicable matters shall have been notified of the meeting in accordance with Section 4.8(b). Attendance of a Limited Partner at any meeting shall constitute a waiver of notice of such meeting, except where a Limited Partner attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
4.9
Quorum.

A quorum of any meeting of the Limited Partners shall require the presence of the Limited Partner or Limited Partners holding the minimum number(s) of Units required to approve the matters proposed for such meeting in accordance with this Agreement (and to the extent that the number of Units is sufficient to approve some, but not all matters proposed for such meeting, only those matters for which the number of Units is sufficient shall be discussed or submitted to a vote). Subject to Section 4.10, no action at any meeting may be taken by the Limited Partners unless the appropriate quorum is present. Subject to Section 4.10, no action may be taken by the Limited Partners at any meeting at which a quorum is present without the affirmative vote of the Limited Partner or Limited Partners holding the minimum number(s) of Units required to approve such action in accordance with this Agreement.

4.10
Action Without Meeting.

Notwithstanding the provisions of Section 4.8 and Section 4.9, any matter that is to be voted on, consented to, or approved by the Limited Partners may be taken without a meeting, without prior notice, and without a vote if consented to, in writing or by Electronic Transmission, by a Limited Partner or Limited Partners holding not less than the minimum number of Units required to approve such matter in accordance with this Agreement. A record shall be maintained by the General Partner of each such action taken by written consent of a Limited Partner or Limited Partners.

4.11
Major Decisions.

Notwithstanding the other provisions of this Agreement, the Partnership shall not, and the General Partner shall not permit the Partnership or any Partnership Subsidiary to, take any action set forth on Schedule B hereto (each such action, a “Major Decision”), including any agreement, filing or other documentation to effect any Major Decision, without the prior written consent of each Initial Investor with an Ownership Percentage of at least fifteen percent (15%) and Village Farms so long as either (a) Village Farms has an Ownership Percentage of at least fifteen percent (15%) or (b) the Lock-up Period has not yet expired.

4.12
Power of Limited Partners.

The Limited Partners shall have only the rights and powers expressly granted to the Limited Partners pursuant to the terms of this Agreement and non-waivable provisions of the Delaware Act. The approval or consent of the Limited Partners shall not be required in order to authorize the taking of any action by the Partnership, except and only to the extent that (a) this Agreement shall expressly otherwise provide, including with respect to Major Decisions, or (b) such approval or consent shall be required by non-waivable provisions of the Delaware Act.

Article 5

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
5.1
Initial Capital Contributions.

Contemporaneously with the execution of this Agreement and as set forth in the Framework Agreement, each Initial Limited Partner owning Preferred Units or Common Units has made the Capital Contribution, and is deemed to own the number, type, series, and class of Units, in each case, in the amounts set forth opposite such Initial Limited Partner’s name on the Partners Schedule as in effect on the date hereof.

5.2
Additional Capital Contributions.
(a)
No Limited Partner shall be required to make any additional Capital Contributions to the Partnership. Any future Capital Contributions made by any Limited Partner shall only be made with the prior written consent of all Limited Partners and in connection with an issuance of Units made in compliance with Section 9.1.
(b)
No Limited Partner shall be required to lend any funds to the Partnership and no Limited Partner shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Partner.
5.3
Maintenance of Capital Accounts.

The Partnership shall establish and maintain for each Limited Partner a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.3. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a)
Each Limited Partner’s Capital Account shall be increased by the amount of:
(i)
such Limited Partner’s Capital Contributions, including such Limited Partner’s initial Capital Contribution;
(ii)
any Net Income or other item of income or gain allocated to such Limited Partner pursuant to Article 6; and
(iii)
any liabilities of the Partnership that are assumed by such Limited Partner or secured by any property Distributed to such Limited Partner.
(b)
Each Limited Partner’s Capital Account shall be decreased by:
(i)
the cash amount or Book Value of any property Distributed to such Limited Partner pursuant to Article 7 and Section 13.3(c);

(ii)
the amount of any Net Loss or other item of loss or deduction allocated to such Limited Partner pursuant to Article 6; and
(iii)
the amount of any liabilities of such Limited Partner assumed by the Partnership or which are secured by any property contributed by such Limited Partner to the Partnership.
5.4
Succession Upon Transfer.

In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.4, shall receive allocations and Distributions pursuant to Article 6 and Article 7 in respect of such Units.

5.5
Negative Capital Accounts.

In the event that any Limited Partner shall have a deficit balance in their Capital Account, such Limited Partner shall have no obligation, during the term of the Partnership or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Partnership by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

5.6
No Withdrawal From Capital Accounts.

No Partner shall be entitled to withdraw any part of such Limited Partner’s Capital Account or to receive any Distribution from the Partnership, except as provided in this Agreement. No Limited Partner shall receive any interest, salary, or drawing with respect to such Limited Partner’s Capital Contributions or Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss, and deduction among the Partners and shall have no effect on the amount of any Distributions to any Partners, in liquidation or otherwise.

5.7
Treatment of Loans from Partners.

Loans by any Limited Partner to the Partnership shall not be considered Capital Contributions and shall not affect the maintenance of such Limited Partner’s Capital Account, other than to the extent provided in Section 5.3(a)(iii), if applicable.

5.8
Modifications.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the GP Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the GP Board may authorize such modifications.

Article 6

ALLOCATIONS
6.1
Allocation of Net Income and Net Loss.

For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, or deduction) of the Partnership shall be allocated among the Limited Partners in a manner such that, after giving effect to the special allocations set forth in Section 6.2, the Capital Account balance of each Limited Partner, immediately after making such allocations, is, as nearly as possible, equal to (a) the Distributions that would be made to such Limited Partner pursuant to Section 13.3(c) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Partnership liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Partnership were Distributed, in accordance with Section 13.3(c), to the Limited Partners immediately after making such allocations, minus (b) such Limited Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

6.2
Regulatory and Special Allocations.

Notwithstanding the provisions of Section 6.2:

(a)
If there is a net decrease in Partnership Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Limited Partner shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Limited Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)
Partner Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, each Limited Partner that has a share of such Partnership Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Limited Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)
In the event any Limited Partner unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), Net Income shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations, or Distributions as quickly as possible. This Section 6.2(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(d)
The allocations set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Limited Partners so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Limited Partner shall be equal to the net amount that would have been allocated to such Limited Partner if the Regulatory Allocations had not occurred.
(e)
The Partnership and the Limited Partners acknowledge that allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Net Income and Net Loss provided for in this Agreement. For the avoidance of doubt, the Partnership is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Net Income and Net Loss will be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.
6.3
Tax Allocations.
(a)
Subject to Section 6.3(b) through Section 6.3(e), all income, gains, losses, and deductions of the Limited Partnership shall be allocated, for federal, state, and local income tax purposes, among the Limited Partners in accordance with the allocation of such income, gains, losses, and deductions among the Limited Partners for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Partnership’s subsequent income, gains, losses, and deductions shall be allocated among the Limited Partners for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)
Items of Partnership taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Limited Partners in accordance with Code Section 704(c), using any reasonable method permitted under the Code and Treasury Regulations and selected by the General Partner, so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.
(c)
If the Book Value of any Partnership asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (b) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)
Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Limited Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(e)
Allocations pursuant to this Section 6.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Limited Partner’s Capital Account or share of Net Income, Net Losses, Distributions, or other items pursuant to any provisions of this Agreement.
6.4
Allocations in Respect of Transferred Units.

In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article 10, Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Partnership attributable to such Units for such Fiscal Year shall be determined using any reasonable method permitted under the Code and Treasury Regulations and selected by the General Partner.

6.5
Curative Allocations.

In the event that the Tax Matters Representative determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Partnership income, gain, loss, or deduction is not specified in this Article 6 (an “Unallocated Item”), or that the allocation of any item of Partnership income, gain, loss, or deduction hereunder is clearly inconsistent with the Limited Partners’ economic interests in the Partnership (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the General Partner may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Limited Partner that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts Distributable to any Limited Partner, including the amounts to be Distributed upon the complete liquidation of the Partnership.

Article 7

DISTRIBUTIONS
7.1
General.
(a)
Subject to Section 7.1(b), Section 7.2, Section 7.3, and Section 7.4, the GP Board shall have sole discretion regarding the amounts and timing of Distributions to Limited Partners, subject to (i) the restrictions under any Financing Document of the Partnership and any Partnership Subsidiaries (including debt instruments that have restrictions on or priority over distributions), (ii) Applicable Law and (iii) the maintenance by the Partnership and any Partnership Subsidiaries of appropriate reserves of such funds as it deems necessary with respect to the reasonable business needs of the Partnership (which needs may include the payment or the making of provision for the payment when due of the Partnership’s obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).
(b)
Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any Distribution to Partners if such Distribution would violate Section 17-607 of the Delaware Act or other Applicable Law.
7.2
Liquidating Distributions.

Distributions of any proceeds of any Drag-Along Sale or the liquidation, dissolution or winding up of the Partnership (each, a “Liquidating Distribution”) shall be made in the following manner:

(a)
first, to the Preferred Unitholders pro rata in proportion to their holdings of Preferred Units, until each such Preferred Unitholder has received aggregate Distributions in respect of each Preferred Unit (pursuant to this Section 7.2(a) and Section 7.3) equal to 1.3 times (the “Preferred Multiple”) the Preferred Unit Price; provided, that no Preferred Unitholder shall receive more than the Preferred Multiple of the Preferred Unit Price under this Section 7.2(a) in respect of any Preferred Unit;
(b)
second, to the Common Unitholders pro rata in proportion to their holdings of Common Units, until each such Common Unitholder has received aggregate Distributions pursuant to this Section 7.2(b) and Section 7.3 in respect of each Common Unit equal to the aggregate amount distributed in respect of each Preferred Unit pursuant to Section 7.2(a) and Section 7.3; and
(c)
third, to the Limited Partners pro rata in proportion to their holdings of Units, with Common Units, Preferred Units on an As-Converted Basis and Incentive Units treated as one class of Units.

7.3
Non-Liquidating Distributions.

Any Distribution that is not a Liquidating Distribution shall be made to the Limited Partners pro rata in proportion to their holdings of Units, with Common Units and Preferred Units on an As-Converted Basis and Incentive Units treated as one class of Units; provided, however, that Incentive Units may, by their terms (including any terms of such Incentive Unit set forth in their applicable Award Agreement), which terms must be approved by the GP Board, provide for or result in non-pro rata Distributions (including, for the avoidance of doubt, that any or all of the Incentive Units may not have a right to participate in Distributions unless or until certain specified thresholds or hurdles are satisfied).

7.4
Limitations on Distributions to Incentive Units.
(a)
Notwithstanding anything to the contrary set forth in Section 7.2 or Section 7.3, an Incentive Unitholder will not be entitled to receive Distributions which would otherwise be made in respect of any Incentive Units from time to time pursuant to Section 7.2 or Section 7.3, respectively in such amount(s) as may be required unless and until the aggregate amount of Distributions (after the issuance of such Incentive Units) is equal to the Profits Interest Hurdle for such Incentive Units. No Incentive Unitholder will later have the right to receive any Distribution which is not received in accordance with this Section 7.4(a), except to the extent that any portion of such foregone Distribution such Incentive Unitholder has not received may be reallocated to such Incentive Unitholder in accordance with Section 7.2(c).
(b)
Notwithstanding anything to the contrary set forth in this Section 7.4, all Distributions not distributed in respect of any Incentive Units pursuant to Section 7.4(a) will be reallocated and paid instead to the Limited Partners in accordance with Section 7.2 or Section 7.3, as applicable (subject again to being not received pursuant to Section 7.4(a)).
(c)
Notwithstanding the provisions of Section 7.3, no Distribution (other than pursuant to Section 7.5) shall be made to a Limited Partner on account of such Limited Partner’s Restricted Incentive Units. Any amount that would otherwise be distributed to such a Limited Partner but for the application of the preceding sentence shall be held in reserve by the Partnership and paid to such Limited Partner if, as, and when the Restricted Incentive Unit to which such retained amount relates vests pursuant to Section 3.4(c). In the event such Limited Partner’s Restricted Incentive Units are subsequently forfeited, such amount shall immediately revert to and become the sole property of the Partnership. Any Liquidating Distributions subject to this Section 7.4(c) shall nonetheless be treated as having been distributed for all purposes of this Agreement, including, without limitation, Article 5.
7.5
Tax Advances.
(a)
Subject to any restrictions in any of the Partnership’s and/or any Partnership Subsidiary’s then applicable debt-financing arrangements, and subject to the GP Board’s sole discretion to retain any other amounts necessary to satisfy the

Partnership’s and/or the Partnership Subsidiaries’ obligations, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Partnership shall use commercially reasonable efforts to Distribute cash to each Limited Partner in proportion to and to the extent of such Limited Partner’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).
(b)
If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.5(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Limited Partner with respect to such Fiscal Year are less than such Limited Partner’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Partnership shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Limited Partner’s Shortfall Amount. The Partnership shall use commercially reasonable efforts to distribute Shortfall Amounts with respect to a Fiscal Year before the 75th day of the next succeeding Fiscal Year; provided, that if the Partnership has made Distributions other than pursuant to this Section 7.5, the General Partner may apply such Distributions to reduce any Shortfall Amount.
(c)
If the aggregate Tax Advances made to any Limited Partner pursuant to this Section 7.5 for any Fiscal Year exceed such Limited Partner’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Limited Partner pursuant to this Section 7.5, except to the extent taken into account as an advance pursuant to Section 7.5(c).
(d)
Any Distributions made pursuant to this Section 7.5 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.2 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Limited Partner pursuant to Section 7.2.
7.6
Tax Withholding; Withholding Advances.
(a)
Tax Withholding. If requested by the GP Board, each Limited Partner shall, if able to do so, deliver to the GP Board:
(i)
an affidavit in form satisfactory to the GP Board that such Limited Partner (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign, or other Applicable Law;
(ii)
any certificate that the GP Board may reasonably request with respect to any such laws; and/or
(iii)
any other form or instrument reasonably requested by the GP Board relating to such Limited Partner’s status under such law.

If a Limited Partner fails or is unable to deliver to the GP Board the affidavit described in Section 7.6(a)(i), the GP Board may withhold amounts from such Limited Partner in accordance with Section 7.6(b).

(b)
Withholding Advances. The Partnership is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Limited Partner in amounts required to discharge any obligation of the Partnership (as determined by the Tax Matters Representative based on the advice of legal or tax counsel to the Partnership) to withhold or make payments to any federal, state, local, or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Partnership of income or gain to such Limited Partner and to withhold the same from Distributions to such Limited Partner. Any funds withheld from a Distribution by reason of this Section 7.6(b) shall nonetheless be deemed Distributed to the Limited Partner in question for all purposes under this Agreement and, at the option of the GP Board, shall be charged against the Limited Partner’s Capital Account.
(c)
Repayment of Withholding Advances. Any Withholding Advance made by the Partnership to a Taxing Authority on behalf of a Limited Partner and not simultaneously withheld from a Distribution to that Limited Partner shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum (the “Partnership Interest Rate”):
(i)
be promptly repaid to the Partnership by the Limited Partner on whose behalf the Withholding Advance was made (which repayment by the Limited Partner shall not constitute a Capital Contribution, but shall credit the Limited Partner’s Capital Account if the GP Board shall have initially charged the amount of the Withholding Advance to the Capital Account); or
(ii)
with the consent of the GP Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Limited Partner (which reduction amount shall be deemed to have been Distributed to the Limited Partner, but which shall not further reduce the Limited Partner’s Capital Account if the GP Board shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Limited Partner on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)
Indemnification. Each Limited Partner hereby agrees to indemnify and hold harmless the Partnership and the other Limited Partners from and against any liability with respect to taxes, interest, or penalties which may be asserted by reason of the Partnership’s failure to deduct and withhold tax on amounts Distributable or allocable to such Limited Partner. The Partnership may pursue and enforce all rights and remedies it may have against each Limited Partner under this Section 7.6, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)
Overwithholding. Neither the Partnership nor the GP Board shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Limited Partner. In the event of an overwithholding, a Limited Partner’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.
(f)
Survival. The provisions of this Section 7.6 and the obligations of a Limited Partner pursuant to Section 7.6 shall survive the termination, dissolution, liquidation, and winding up of the Partnership or the Transfer of such Limited Partner’s Units.
7.7
Distributions in Kind.
(a)
The GP Board is hereby authorized, in its sole discretion, to make Distributions to the Limited Partners in the form of securities or other property held by the Partnership; provided, that Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Limited Partners in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Limited Partners pursuant to Section 7.2.
(b)
Any Distribution of securities shall be subject to such conditions and restrictions as the GP Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the GP Board may require that the Limited Partners execute and deliver such documents as the GP Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.
7.8
Tax Treatment of Preferred Multiple.

Unless the Preferred Unitholders consent in writing to a contrary position, the parties hereto agree to treat the distribution entitlements conferred by the Preferred Units as entitlements to a “distributive share” of partnership income within the meaning of Section 702 of the Code that shall not give rise to a guaranteed payment pursuant to Section 707(c) of the Code or other taxable capital shift (other than in a taxable year where Distributions to a Preferred Unitholder under Section 7.2(a) exceed the sum of the cumulative Net Profits allocated to such Preferred Unitholder for such taxable year and any prior taxable years, plus such Preferred Unitholder’s cumulative Capital Contributions, minus any prior Distributions to such Preferred Unitholder).

Article 8

General Partner
8.1
Management by General Partner.
(a)
Except as otherwise provided in this Agreement, including the Major Decisions, or the GP LLC Agreement, (i) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership, (ii) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, (iii) no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership, (iv) the General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business and affairs of the Partnership in accordance with this Agreement and (v) the Limited Partners shall have no right to participate in the management of the Partnership whatsoever. No additional general partner of the Partnership shall be admitted without the prior written consent of all Limited Partners.
(b)
Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of the foregoing, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303 of the Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
8.2
No Management by Limited Partners

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name, or otherwise have the power to act for or on behalf of, to bind, or to incur any expenditures on behalf of, the Partnership.

8.3
Devotion of Time and Duties of General Partner.

The General Partner shall devote so much of its time and attention to the business of the Partnership as it deems appropriate in its sole discretion/may be reasonably necessary for the proper performance of its duties hereunder.

8.4
No Compensation or Reimbursement of General Partner.

The General Partner will not be entitled to receive any fee from the Partnership or any of its Affiliates or any other payments or compensation from the Partnership or any of its Affiliates; provided, that the Partnership shall reimburse all costs and expenses incurred by the General Partner in connection with its activities as general partner of the Partnership and/or on behalf of the Partnership.

8.5
Removal of General Partner.

The General Partner may not be removed and may not withdraw from the Partnership without the unanimous written consent of the Initial Investors and Village Farms. Upon removal or withdrawal as a General Partner, the interest of the former General Partner shall be forfeited without consideration. The successor General Partner shall be designated solely by the unanimous written consent of the Initial Investors and Village Farms. No transfers by the General Partner of its interest in the Partnership shall be permitted without the unanimous written consent of the Initial Investors and Village Farms.

8.6
Reliance by Third Parties.

Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner set forth in this Agreement.

8.7
Officers.

The GP Board may appoint one or more individuals as officers of the Partnership (the “Officers”) as the GP Board deems necessary or desirable to carry on the business of the Partnership and may, subject to any limitations set forth in this Agreement and the GP LLC Agreement, delegate to the Officers such power and authority as the GP Board deems advisable, including the authority to act on behalf of and to bind, execute, and deliver documents in the name and on behalf of the Partnership. Any individual may hold two or more offices of the Partnership. Each Officer shall hold office until such Officer’s successor is designated by the GP Board or until such Officer’s earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the GP Board. Any Officer may be removed by the GP Board at any time, with or without cause. A vacancy in any office occurring because of death, resignation, removal, or otherwise may, but need not, be filled by the GP Board. No Officer, in their capacity as such, shall be considered a general partner of the Partnership by agreement, as a result of the performance of the duties delegated to such Officer by the GP Board, or otherwise. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Officer will be obligated personally for any debt, obligation, or liability of the Partnership or of any Partnership Subsidiaries, whether arising in contract, tort, or otherwise, solely by reason of being an Officer.

8.8
No Personal Liability.

Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Officer, member of the GP Board or officer of the General Partner will be obligated personally for any debt, obligation, or liability of the Partnership or of any Partnership Subsidiaries, whether arising in contract, tort, or otherwise, solely by reason of being an Officer, member of the GP Board or officer of the General Partner.

Article 9

PREEMPTIVE RIGHTS
9.1
Preemptive Right.
(a)
Issuance of New Securities. The Partnership hereby grants to each Preferred Unitholder and Common Unitholder (each, a “Preemptive Partner”) the right to purchase such Preemptive Partner’s Pro Rata Portion of any New Securities that the Partnership may from time to time propose to issue or sell to any party between the date hereof and the consummation of an Initial Public Offering.

(b)
Additional Issuance Notices. The General Partner shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 9.1(a) to the Preemptive Partners within five (5) Business Days following any meeting of the GP Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:
(i)
the number and description of the New Securities proposed to be issued and the percentage of the Partnership’s Units then outstanding on a fully diluted basis (both in the aggregate and with respect to each class or series of Units proposed to be issued) that such issuance would represent;
(ii)
the proposed issuance date, which shall be at least twenty (20) Business Days from the date of the Issuance Notice;
(iii)
the proposed purchase price per unit of the New Securities; and
(iv)
if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the GP Board’s good-faith determination of the Fair Market Value thereof.

The Issuance Notice shall also be accompanied by a current copy of the Partners Schedule indicating the Preemptive Partners’ holdings of Preferred Units and Common Units in a manner that enables each Preemptive Partner to calculate such Preemptive Partner’s Pro Rata Portion of any New Securities.

(c)
Exercise of Preemptive Rights. Each Preemptive Partner shall for a period of ten (10) Business Days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase all or any portion of their Pro Rata Portion of any New Securities at the per-unit purchase price set forth in the Issuance Notice by delivering a written notice to the Partnership (an “Acceptance Notice”) specifying the number of New Securities such Preemptive Partner desires to purchase. If more than one type of New Security are offered in the Issuance Notice, the Preemptive Partners shall have the right to elect to purchase their Pro Rata Portion of each type of New Security, and Section 9.1(d) through Section 9.1(f) shall apply to each type of New Security mutatis mutandis. The delivery of an Acceptance Notice by a Preemptive Partner shall be a binding and irrevocable offer by such Preemptive Partner to purchase the New Securities described therein. The failure of a Preemptive Partner to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of their rights under this Section 9.1 with respect to the purchase of such New Securities, but shall not affect their rights with respect to any future issuances or sales of New Securities.
(d)
Over-Allotment. No later than five (5) Business Days following the expiration of the Exercise Period, the General Partner shall notify each Preemptive Partner in writing of the number of New Securities that each Preemptive Partner has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-Allotment Notice”). Each Preemptive Partner exercising their rights to purchase such Preemptive Partner’s Pro Rata Portion of the New Securities in full (an “Exercising Partner”) shall have a right of over-allotment such that if any other Preemptive Partner has failed to exercise their right under this Section 9.1 to purchase such other Preemptive Partner’s full Pro Rata Portion of the New Securities (such remaining New Securities, the “Excess New Securities”), the Exercising Partners may purchase all or any portion of the Excess New Securities by giving written notice to the Partnership of the number of Excess New Securities such Exercising Partner desires to purchase (the “Over-Allotment Acceptance Notice”) within five (5) Business Days of receipt of the Over-Allotment Notice (the “Over-Allotment Exercise Period”).
(e)
Allocation of New Securities. The New Securities shall be allocated among the Preemptive Partners as follows:
(i)
first, to each Preemptive Partner having elected to purchase all or any portion of their entire Pro Rata Portion of such New Securities, the number of New Securities such Preemptive Partner agreed to purchase in its Acceptance Notice; and
(ii)
second, the balance, if any, not allocated under clause (i) above, to each Exercising Partner who elected to purchase Excess New Securities in its Over-Allotment Acceptance Notice (each, an “Excess Exercising Partner”), in an amount, with respect to each Excess Exercising Partner, that is equal to the lesser of:
(A)
the number of New Securities that such Excess Exercising Partner elected to purchase in its Over-Allotment Acceptance Notice; or
(B)
the product of (xxiv) the number of Excess New Securities, multiplied by (xxv) a fraction, the numerator of which is the number of New Securities that such excess Exercising Partner was permitted to purchase pursuant to clause (i) above, and the denominator of which is the aggregate number of New Securities that all Excess Exercising Partners were permitted to purchase pursuant to clause (i) above.
(f)
The process described in Section 9.1(e)(ii) shall be repeated until no New Securities remain or until such time as all Excess Exercising Partners have been permitted to purchase all New Securities that they desire to purchase.
(g)
Sales to the Prospective Purchaser. Following the expiration of the Exercise Period and, if applicable, the Over-Allotment Exercise Period, the Partnership shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Preemptive Partners declined to exercise the preemptive right set forth in this Section 9.1 on terms no less favorable to the

Partnership than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Partnership may be reduced); provided, that: (i) such issuance or sale is closed within twenty (20) Business Days after the expiration of the Exercise Period and, if applicable, the Over-Allotment Exercise Period (subject to the extension of such twenty (20) Business Day period for a reasonable time not to exceed forty (40) Business Days to the extent reasonably necessary to obtain any third-party approvals); and (ii) for the avoidance of doubt, the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Partnership has not sold such New Securities within such time period, the Partnership shall not thereafter issue or sell any New Securities without first again offering such securities to the Partners in accordance with the procedures set forth in this Section 9.1.
(h)
Closing of the Issuance. The closing of any purchase by any Preemptive Partner shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Upon the issuance or sale of any New Securities in accordance with this Section 9.1, the Partnership shall deliver the New Securities free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Partnership shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Partners and after payment therefor, duly authorized, validly issued, fully paid, and non-assessable. The Partnership, in the discretion of the GP Board pursuant to Section 3.6(a), may deliver to each Exercising Partner certificates evidencing the New Securities. Each Exercising Partner shall deliver to the Partnership the purchase price for the New Securities purchased by them by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale, including entering into such additional agreements as may be necessary or appropriate.
Article 10

TRANSFER
10.1
General Restrictions on Transfer.
(a)
Each Limited Partner acknowledges and agrees that, until the consummation of an Initial Public Offering, such Limited Partner (or any Permitted Transferee of such Limited Partner) shall not Transfer any Units except as permitted pursuant to Section 10.2 or in accordance with the procedures described in Section 10.3 through Section 10.5 or Section 15.15, as applicable. Without limitation of Section 4.6, no Transfer of Units to a Person not already a Limited Partner shall be deemed completed until the prospective Transferee is admitted as a Limited Partner in accordance with Section 4.1(b) hereof.
(b)
Transfers of Incentive Units shall not be permitted except:

(i)
with the prior written approval of the GP Board;
(ii)
when required of a Drag-Along Partner pursuant to Section 10.4;
(iii)
as set forth in Section 10.6; or
(iv)
as set forth in the Incentive Plan or applicable Award Agreement.
(c)
Notwithstanding any other provision of this Agreement (including Section 10.2), each Limited Partner agrees that such Limited Partner will not, directly or indirectly, Transfer any of their Units, and the Partnership agrees that it shall not issue any Units:
(i)
to a Non-Qualified Person;
(ii)
to any direct or indirect Competitor of the Partnership Group, or to any such Competitor’s Affiliates, as determined in good faith by the GP Board, other than in connection with a Drag-Along Sale pursuant to Section 10.4 or the liquidation, dissolution, or winding up of the Partnership in accordance with this Agreement;
(iii)
if such Transfer or issuance would cause the Partnership to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);
(iv)
except as permitted under the Securities Act and other applicable federal or state securities or blue sky Laws;
(v)
if such Transfer or issuance would cause the Partnership to lose its status as a partnership for federal income tax purposes;
(vi)
if such Transfer or issuance would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act;
(vii)
if such Transfer or issuance would cause the Partnership or any of the Partnership Subsidiaries to be required to register as an investment company under the Investment Partnership Act of 1940, as amended; or
(viii)
if such Transfer or issuance would cause the assets of the Partnership or any of the Partnership Subsidiaries to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Partnership or any Partnership Subsidiary.
(d)
Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Partnership’s books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Units for all purposes of this Agreement.
(e)
For the avoidance of doubt, any Transfer of Units permitted by Section 10.2 or made in accordance with the procedures described in Section 10.3 through Section 10.5, as applicable, and purporting to be a sale, transfer, assignment, or other disposal of the entire Partnership Interest represented by such Units, inclusive of all the rights and benefits applicable to such Partnership Interest as described in the definition of the term “Partnership Interest,” shall be deemed a sale, transfer, assignment, or other disposal of such Partnership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “Partnership Interest,” unless otherwise explicitly agreed to by the parties to such Transfer.
(f)
No Limited Partner may pledge its Units without the prior written consent of the other Limited Partners except in connection with any borrowings of the Partnership Group arranged by KL Fund. Any pledgee shall agree to be bound by the terms of this Agreement and any other agreement related to the governance of the Partnership.
10.2
Permitted Transfers.

Subject to Section 10.1(b), the provisions of Section 10.1(a), Section 10.3, Section 10.4 (with respect to the Dragging Partner only), and Section 10.5 shall not apply to any of the following Transfers by any Limited Partner of any of such Limited Partner’s Preferred Units or Common Units:

(a)
any Transfer to (i) any Affiliate of such Limited Partner, or (ii) in the case of any Initial Investor, (A) such Initial Investor’s and its Affiliates’ respective Affiliated investment funds or (B) any fund, investor, entity or account that is managed, sponsored, advised or sub-advised by such Initial Investor or any of its Affiliates;
(b)
following the expiration of the Lock-up Period, any direct Transfer effected by such Limited Partner in accordance with Section 10.3 or Section 10.5;
(c)
following the expiration of the Lock-up Period, any direct or indirect Transfer effected by such Limited Partner in accordance with Section 10.4; or
(d)
any Transfer for which such Limited Partner has obtained the prior written consent of the Initial Investors and Village Farms;

provided, however, that if any Limited Partner that received Units pursuant to a Transfer under Section 10.2(a) subsequently ceases to be a Permitted Affiliate Transferee of the original Limited Partner, then such Limited Partner shall Transfer all of its Units back to the original Limited Partner or a Permitted Affiliate Transferee of the original Limited Partner.

10.3
Right of First Offer.
(a)
Sale Units.
(i)
Subject to the terms and conditions specified in Section 10.1, Section 10.2, and this Section 10.3, each Preferred Unitholder and Common Unitholder shall have a right of first offer if any other Limited Partner (the “Offering Partner”) desires to Transfer all or any portion of the Units owned by such Offering Partner (such Units, collectively, the “Sale Units”) to a Third Party Purchaser.
(ii)
As used herein, the term “ROFO Rightholders” shall mean, in the case of a proposed Transfer of Sale Units, all Preferred Unitholders and Common Unitholders other than the Offering Partner.
(b)
Offering; Exceptions. Each time the Offering Partner desires to Transfer any of such Offering Partner’s Units (other than Transfers that (i) are permitted by Section 10.2, (ii) are proposed to be made by a Dragging Partner or required to be made by a Drag-Along Partner pursuant to Section 10.4, or (iii) are made by a Tag-Along Partner upon the exercise of their tag-along right pursuant to Section 10.5 after the Partnership and ROFO Rightholders have declined to exercise their rights in full under this Section 10.3), the Offering Partner shall first make an offering of the Sale Units to the ROFO Rightholders in accordance with the following provisions of this Section 10.3, prior to Transferring such Sale Units to the proposed purchaser.
(c)
Offer Notice.
(i)
The Offering Partner shall, within five (5) Business Days of receipt of the Transfer offer, give written notice (the “ROFO Notice”) to the Partnership and the ROFO Rightholders stating that such Offering Partner proposes to Transfer Units and specifying:
(A)
the number of Units proposed to be Transferred by the Offering Partner;
(B)
to the extent known, the proposed date, time, and location of the closing of the Transfer, which shall not be less than 60 (sixty) Business Days from the date of the ROFO Notice;
(C)
the purchase price per Sale Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(D)
to the extent known, the name of the Person to whom the Offering Partner proposes to Transfer such Sale Units.
(ii)
The ROFO Notice shall constitute the Offering Partner’s offer to Transfer the Sale Units to the ROFO Rightholders, which offer shall be irrevocable until the end of the Acceptance Period described in Section 10.3(d)(ii).
(iii)
By delivering the ROFO Notice, the Offering Partner represents and warrants to each ROFO Rightholder that:
(A)
the Offering Partner has full right, title, and interest in and to the Sale Units;
(B)
the Offering Partner has all the necessary power and authority and has taken all necessary action to Transfer such Sale Units as contemplated by this Section 10.3; and
(C)
the Sale Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.
(d)
Exercise of Right of First Offer.
(i)
Upon receipt of the ROFO Notice, each ROFO Rightholder shall have the right to purchase the Sale Units in accordance with the procedures set forth in Section 10.3(d)(ii). Notwithstanding the foregoing, the ROFO Rightholders may only exercise their right to purchase the Sale Units if, after giving effect to all elections made under this Section 10.3(d), no less than all of the Sale Units will be purchased by the ROFO Rightholders.
(ii)
Each ROFO Rightholder shall have the right to elect irrevocably to purchase all or any portion of their Pro Rata Portion of the Sale Units by delivering a written notice to the Partnership and the Offering Partner (a “ROFO Exercise Notice”) within twenty (20) Business Days of receipt of the ROFO Notice (the “Acceptance Period”) stating the number (including where such number is zero) and type of Sale Units such ROFO Rightholder desires to purchase with respect to their Pro Rata Portion of the Sale Units, on the terms and purchase price set forth in the ROFO Notice. In addition, each ROFO Rightholder shall include in its ROFO Exercise Notice the number of Sale Units that they wish to purchase if any other ROFO Rightholders do not exercise their rights to purchase their entire Pro Rata Portions of the Sale Units. Any ROFO Exercise Notice shall be binding upon delivery and irrevocable by the ROFO Rightholder.
(iii)
The failure of any ROFO Rightholder to deliver a ROFO Exercise Notice by the end of the Acceptance Period shall constitute a waiver of their rights of first offer under this Section 10.3 with respect to the Transfer of Sale Units, but shall not affect their respective rights with respect to any future Transfers.

(e)
Allocation of Sale Units. The Sale Units shall be allocated for purchase among the ROFO Rightholders as follows:
(i)
first, to each ROFO Rightholder having elected to purchase their entire Pro Rata Portion of such Units, such ROFO Rightholder’s Pro Rata Portion of such Units; and
(ii)
second, the balance, if any, not allocated under clause (i) above, shall be allocated to those ROFO Rightholders who set forth in their ROFO Exercise Notices a number of Sale Units that exceeded their respective Pro Rata Portions (the “Purchasing Rightholders”), in an amount, with respect to each such Purchasing Rightholder, that is equal to the lesser of:
(A)
the number of Sale Units that such Purchasing Rightholder elected to purchase in excess of their Pro Rata Portion; or
(B)
the product of (xxiv) the number of Sale Units not allocated under Section 10.3(e)(i), multiplied by (xxv) a fraction, the numerator of which is the number of Sale Units that such Purchasing Rightholder was permitted to purchase pursuant to clause (i), and the denominator of which is the aggregate number of Sale Units that all Purchasing Rightholders were permitted to purchase pursuant to Section 10.3(e)(i).

The process described in Section 10.3(e)(ii) shall be repeated until no Sale Units remain or until such time as all Purchasing Rightholders have been permitted to purchase all Sale Units that they desire to purchase.

(f)
Consummation of Sale. In the event that the ROFO Rightholders shall have, in the aggregate, exercised their respective rights to purchase all and not less than all of the Sale Units, then the Offering Partner shall sell such Sale Units to the ROFO Rightholders, and the ROFO Rightholders shall purchase such Sale Units, within sixty (60) days following the expiration of the Acceptance Period (which period may be extended to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). Each Partner shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 10.3(f), including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale and purchase pursuant to this Section 10.3(f), the Offering Partner shall deliver to the participating ROFO Rightholders certificates (if any) representing the Sale Units to be sold, free and clear of any liens or encumbrances (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the ROFO Rightholders by certified or official bank check or by wire transfer of immediately available funds. Any ROFO Rightholder may permit any of its Permitted Transferees to consummate the sale contemplated by this Section 10.3(f) on its behalf; provided that such ROFO Rightholder shall remain responsible for all obligations of pursuant to this Section 10.3.
(g)
Sale to Proposed Purchaser. In the event that the ROFO Rightholders shall not have collectively elected to purchase all of the Sale Units, then, provided the Offering Partner has also complied with the provisions of Section 10.5, to the extent applicable, the Offering Partner may Transfer all of such Sale Units to a Third Party Purchaser (so long as such Transfer does not contravene any of the requirements set forth in Section 10.1), at a cash purchase price per Sale Unit not less than that specified in the ROFO Notice and on other terms and conditions which are not materially more favorable in the aggregate to the proposed Third Party Purchaser than those specified in the ROFO Notice; provided, that (i) the Offering Partner and the proposed Third Party Purchaser enter into a binding purchase agreement with respect to such Transfer (the “Sale Agreement”) within sixty (60) days after the expiration of the Acceptance Period and (ii) the Transfer is completed within sixty (60) days after the execution of such Sale Agreement (which period may be extended to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority); provided, further, that if the Sale Agreement is not executed or any Sale Units are not Transferred, in each case, within the periods contemplated by the immediately preceding proviso, then the right of first offer provided under this Section 10.3 shall be deemed to be revived and the Sale Units shall not be offered to any Person unless first re-offered to the ROFO Rightholders in accordance with this Section 10.3.
10.4
Drag-Along Rights.
(a)
Participation. (i) After the end of the Lock-up Period, or (ii) during the Lock-up Period with Village Farms’ prior written consent, if one or more Limited Partners (together with their respective Permitted Transferees) holding no less than a majority of all the Common Units and the Preferred Units on an As-Converted Basis (such Limited Partner or Limited Partners, the “Dragging Partner”), proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-Along Sale”), the Dragging Partner shall have the right, after delivering the Drag-Along Notice in accordance with Section 10.4(c) and subject to compliance with Section 10.3(d), to require that each other Limited Partner (each, a “Drag-Along Partner”) participate in such sale in the manner set forth in Section 10.4(b); provided, that the prior written consent of Village Farms will be required to effect any Drag-Along Sale to any VF Competitor so long as (A) Village Farms has an Ownership Percentage of at least fifteen percent (15%) or (B) the Lock-up Period has not yet expired.
(b)
Sale of Units or Assets. Subject to compliance with Section 10.4(b):
(i)
If the Drag-Along Sale is structured as a sale of Units of the Partnership, then the acquirer(s) in such sale shall acquire, and each Drag-Along Partner shall sell, all of the Units held by each Drag-Along Partner; and

(ii)
If the Drag-Along Sale is structured as a sale of all or substantially all of the consolidated assets of the Partnership Group or as a merger, consolidation, recapitalization, or reorganization of the Partnership or other transaction requiring the consent or approval of the Limited Partners, then notwithstanding anything to the contrary in this Agreement, each Drag-Along Partner shall vote in favor of the transaction and otherwise consent to and raise no objection to such transaction. The Distribution of the aggregate consideration of such transaction shall be made in accordance with Section 13.3(c).
(c)
Sale Notice. The Dragging Partner shall exercise its rights pursuant to this Section 10.4 by delivering a written notice (the “Drag-Along Notice”) to the Partnership and each Drag-Along Partner no more than five (5) Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of such Drag-Along Sale. The Drag-Along Notice shall (w) include a copy of the definitive agreement entered into with respect to the Drag-Along Sale, (x) specify that all (but not less than all) of the Units held by the Drag-Along Partners shall be included in the Drag-Along Sale, (y) make reference to the Dragging Partners’ rights and obligations hereunder and (z) describe in reasonable detail:
(i)
the name(s) of the proposed acquirer(s) in such Drag-Along Sale;
(ii)
the proposed date, time, and location of the closing of the Drag-Along Sale;
(iii)
the proposed amount of consideration and estimated calculation of the amount to be received per Unit of each class of Units in accordance with Section 10.4(d)(i) in the Drag-Along Sale, and the other material terms and conditions of the Drag-Along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and including, if available, the purchase price per Unit of each applicable class or series (which may take into account the Profits Interest Hurdle of any Incentive Units to be sold); and
(iv)
a copy of any form of agreement proposed to be executed in connection therewith.
(d)
Conditions of Sale. The obligations of the Drag-Along Partners in respect of a Drag-Along Sale under this Section 10.4 are subject to the satisfaction of the following conditions:
(i)
the consideration to be received by each Drag-Along Partner shall be the same form and amount of consideration and in the same ratios as to be received by the Dragging Partner(s) per Unit (the Distribution of which shall be made in accordance with Section 7.2) and the terms and conditions of such sale shall, except as otherwise provided in Section 10.4(d)(iii), be the same as those upon which the Dragging Partner(s) sells their Units;
(ii)
if the Dragging Partner(s) or any Drag-Along Partner is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-Along Partners; and
(iii)
each Drag-Along Partner shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants, indemnities, and agreements as the Dragging Partner makes or provides in connection with the Drag-Along Sale; provided, that each Drag-Along Partner shall (A) only be obligated to make individual representations and warranties with respect to their title to and ownership of the applicable Units, authorization, execution, and delivery of relevant documents, enforceability of such documents against such Drag-Along Partner, the absence of conflicts and the absence of brokers, but not with respect to any of the foregoing with respect to any other Partner or their Units, and (B) not be required to become party to, or bound by, any restrictive covenant (including any non-competition, non-solicitation or other covenant that limits the conduct of its business in any line of business or in any geographical area) other than customary confidentiality obligations; provided, further, that all representations, warranties, covenants, and indemnities shall be made by the Dragging Partner and each Drag-Along Partner severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Partner and each Drag-Along Partner, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Partner and each such Drag-Along Partner in connection with the Drag-Along Sale.
(e)
Cooperation. Each Drag-Along Partner shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Partner, but subject to Section 10.4(d)(iii).
(f)
Expenses. The fees and expenses of the Dragging Partner incurred in connection with a Drag-Along Sale and for the benefit of all Drag-Along Partners (it being understood that costs incurred by or on behalf of a Dragging Partner for its sole benefit will not be considered to be for the benefit of all Drag-Along Partners), to the extent not paid or reimbursed by the Partnership or the Third Party Purchaser, shall be shared by the Dragging Partner and all the Drag-Along Partners on a pro rata basis, based on the consideration received by each such Limited Partner; provided, that no Drag-Along Partner shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.
(g)
Consummation of Sale. The Dragging Partner shall have ninety (90) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale,

on the terms set forth in the Drag-Along Notice (which 90-day period may be extended for a reasonable time not to exceed one hundred twenty (120) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Partner has not completed the Drag-Along Sale, the Dragging Partner may not then exercise its rights under this Section 10.4 without again fully complying with the provisions of this Section 10.4.
10.5
Tag-Along Rights.
(a)
Participation. Subject to the terms and conditions specified in Section 10.1, Section 10.2 and Section 10.3, if any Initial Investor or Village Farms (for so long as Village Farms has an Ownership Percentage of fifteen percent (15%) or more) (in each case, the “Selling Partner”) proposes to Transfer any of their Preferred Units and/or Common Units to any Person other than a Permitted Affiliate Transferee (a “Proposed Transferee”), each other Common Unitholder and Preferred Unitholder (each, a “Tag-Along Partner”) shall be permitted to participate in such sale (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 10.5.
(b)
Application of Transfer Restrictions. The provisions of this Section 10.5 shall not apply to:
(i)
sales to ROFO Rightholders pursuant to Section 10.3; or
(ii)
Drag-Along Sales pursuant to Section 10.4.
(c)
Sale Notice. Prior to the consummation of any Transfer of Preferred Units and/or Common Units qualifying under Section 10.5(b), and after satisfying its obligations pursuant to Section 10.3, the Selling Partner shall deliver to the Partnership and each other Limited Partner a written notice (a “Sale Notice”) of the proposed Tag-Along Sale as soon as practicable following the expiration of the Acceptance Period, and in no event later than ten (10) Business Days thereafter. The Sale Notice shall (x) include a copy of the definitive agreement entered into with respect to the Tag-Along Sale (if any), (y) make reference to the Tag-Along Partners’ rights hereunder and (z) describe in reasonable detail:
(i)
the aggregate number of Common Units and/or Preferred Units the Proposed Transferee(s) has/have offered to purchase;
(ii)
the identity of the Proposed Transferee(s);
(iii)
the proposed date, time, and location of the closing of the Tag-Along Sale;
(iv)
the purchase price per applicable Unit (which shall be payable solely in cash and/or Marketable Securities in accordance with Section 10.5(f)(ii)) and the other material terms and conditions of the Transfer; and

(v)
a copy of any form of agreement proposed to be executed in connection therewith.
(d)
Exercise of Tag-Along Right.
(i)
The Selling Partner and each Tag-Along Partner timely electing to participate in the Tag-Along Sale pursuant to Section 10.5(d)(ii) shall have the right to Transfer in the Tag-Along Sale the number of Common Units and/or Preferred Units, as the case may be, and with the Common Units and Preferred Units on an As-Converted Basis treated as one class of Units for purposes of this calculation (such Units, the “Taggable Units”), equal to the product of (xxiv) the aggregate number of Common Units and/or Preferred Units, as the case may be, that the Proposed Transferee proposes to buy as stated in the Sale Notice and (xxv) a fraction (A) the numerator of which is equal to the aggregate number of Taggable Units then held by the Selling Partner, and (B) the denominator of which is equal to the aggregate number of Taggable Units issued and outstanding, as the case may be, then held by the Selling Partner and all of the Tag-Along Partners timely electing to participate in the Tag-Along Sale pursuant to Section 10.5(d)(ii) (such amount with respect to the Selling Partner and each Tag-Along Partner, such Limited Partner’s “Tag-Along Portion”).
(ii)
Each Tag-Along Partner shall exercise their right to participate in a Tag-Along Sale by delivering to the Selling Partner a written notice (a “Tag-Along Notice”) stating such Tag-Along Partner’s election to participate in such Tag-Along Sale by selling such Tag-Along Partner’s Tag-Along Portion, no later than fifteen (15) Business Days after receipt of the Sale Notice (the “Tag-Along Period”).
(iii)
The offer to each Tag-Along Partner set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-Along Partner shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 10.5.
(e)
Waiver. Each Tag-Along Partner who does not deliver a Tag-Along Notice in compliance with Section 10.5(d)(ii) shall be deemed to have waived all of such Tag-Along Partner’s rights to participate in the Tag-Along Sale with respect to the Taggable Units owned by such Tag-Along Partner, and the Selling Partner shall (subject to the rights of any other participating Tag-Along Partner) thereafter be free to sell to the Proposed Transferee the Units identified in the Sale Notice at a per Unit price that is no greater than the applicable per Unit price set forth in the Sale Notice and on other terms and conditions which are not in the aggregate materially more favorable to the Selling Partner than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-Along Partners.

(f)
Conditions of Sale.
(i)
Each Limited Partner participating in the Tag-Along Sale shall receive the same consideration per Unit (treating the Preferred Units on an As-Converted Basis).
(ii)
The consideration received by each Limited Partner must consist of cash and/or Marketable Securities.
(iii)
Each Tag-Along Partner shall make or provide the same representations, warranties, covenants, indemnities, and agreements as the Selling Partner makes or provides in connection with the Tag-Along Sale; provided, that each Tag-Along Partner shall (A) only be obligated to make individual representations and warranties with respect to their title to and ownership of the Taggable Units, authorization, execution, and delivery of relevant documents, enforceability of such documents against such Tag-Along Partner, the absence of conflicts and the absence of brokers, but not with respect to any of the foregoing with respect to any other Partners or their Units and (B) not be required to become party to, or bound by, any restrictive covenant (including any non-competition, non-solicitation or other covenant that limits the conduct of its business in any line of business or in any geographical area) other than customary confidentiality obligations; provided, further, that all representations, warranties, covenants, and indemnities shall be made by the Selling Partner and each Tag-Along Partner severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Partner and each Tag-Along Partner, in each case in an amount not to exceed the aggregate proceeds received by the Selling Partner and each such Tag-Along Partner in connection with the Tag-Along Sale.
(g)
Cooperation. Each Tag-Along Partner shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Partner, but subject to Section 10.5(f)(iii).
(h)
Expenses. The fees and expenses of the Selling Partner incurred in connection with a Tag-Along Sale and for the benefit of all Tag-Along Partners (it being understood that costs incurred by or on behalf of the Selling Partner for its sole benefit will not be considered to be for the benefit of all Tag-Along Partners), to the extent not paid or reimbursed by the Partnership or the Proposed Transferee, shall be shared by the Selling Partner and all the participating Tag-Along Partners on a pro rata basis, based on the consideration received by each such Limited Partner; provided, that no Tag-Along Partner shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.

(i)
Consummation of Sale. The Selling Partner shall have sixty (60) days following the expiration of the Tag-Along Period in which to consummate the Tag-Along Sale, on terms not more favorable to the Selling Partner than those set forth in the Tag-Along Notice (which such sixty (60)-day period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Selling Partner has not completed the Tag-Along Sale, the Selling Partner may not then effect a Transfer that is subject to this Section 10.5 without again fully complying with the provisions of this Section 10.5.
(j)
Transfers in Violation of the Tag-Along Right. If the Selling Partner sells or otherwise Transfers to the Proposed Transferee any of such Selling Partner’s Units in breach of this Section 10.5, then each Tag-Along Partner shall have the right to sell to the Selling Partner, and the Selling Partner undertakes to purchase from each Tag-Along Partner, the number of Taggable Units that such Tag-Along Partner would have had the right to sell to the Proposed Transferee pursuant to this Section 10.5, for a per Taggable Unit amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought the Selling Partner’s Taggable Units, but without indemnity being granted by any Tag-Along Partner to the Selling Partner; provided, that nothing contained in this Section 10.5(j) shall preclude any Partner from seeking alternative remedies against such Selling Partner as a result of such Selling Partner’s breach of this Section 10.5. The Selling Partner shall also reimburse each Tag-Along Partner for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Partner’s rights under this Section 10.5(j).
10.6
Incentive Units Forfeiture and Call Right.
(a)
Forfeiture. Except as otherwise set forth in an effective Award Agreement:
(i)
Termination for Any Reason. Upon a termination of the employment or service of an Incentive Unitholder (or Permitted Transferee thereof) with the Partnership Group for any reason, all Restricted Incentive Units shall be forfeited without consideration, and such Incentive Unitholder shall have no rights to, or interest in, such Restricted Incentive Units.
(ii)
Termination for Cause; Resignation Prior to Fifth Anniversary; Violation of Restrictive Covenants. Upon (x) a termination of the employment or service of an Incentive Unitholder (or Permitted Transferee thereof) with the Partnership Group for Cause, (y) the resignation of an Incentive Unitholder for any reason at any time prior to the later of the fifth (5th) anniversary of the date hereof and the fifth (5th) anniversary of the date that such Incentive Unitholder began their employment or other service with the Partnership Group, or (z) an Incentive Unitholder’s violation of any restrictive covenant by which such Incentive Unitholder may be bound in favor of any member of the Partnership Group, as determined by the GP

Board, in each case, all Restricted Incentive Units and all Unrestricted Incentive Units of such Incentive Unitholder shall be forfeited without consideration, and such Incentive Unitholder shall have no rights to, or interest in, such Restricted Incentive Units and such Unrestricted Incentive Units.
(b)
Repurchase Right. Except as otherwise set forth in an effective Award Agreement, at any time following the termination of employment or service of an Incentive Unitholder (or Permitted Transferee thereof) with the Partnership Group, the Partnership may, at its election, repurchase any or all of the Incentive Units held by such Incentive Unitholder (or Permitted Transferee thereof) at a price equal to the Fair Market Value thereof.
(c)
Repurchase Procedures. Except as otherwise set forth in an effective Award Agreement:
(i)
If the Partnership desires to exercise its right to purchase Incentive Units pursuant to this Section 10.6, the Partnership shall deliver to the Incentive Unitholder, within twelve (12) months after the termination of such Incentive Unitholder’s employment or service, a written notice (the “Repurchase Notice”) specifying the number of Incentive Units to be repurchased by the Partnership (the “Repurchased Incentive Units”) and the purchase price therefor in accordance with Section 10.6(a).
(ii)
Each applicable Incentive Unitholder shall, at the closing of any purchase consummated pursuant to this Section 10.6, represent and warrant to the Partnership that:
(A)
such Incentive Unitholder has full right, title, and interest in and to the Repurchased Incentive Units;
(B)
such Incentive Unitholder has all the necessary power and authority and has taken all necessary action to sell such Repurchased Incentive Units as contemplated by this Section 10.6; and
(C)
the Repurchased Incentive Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.
(iii)
Subject to Section 10.6(d) below, the closing of any sale of Repurchased Incentive Units pursuant to this Section 10.6 shall take place no later than thirty (30) days following receipt by the Incentive Unitholder of the Repurchase Notice. Subject to the existence of any Delay Condition, the Partnership shall pay the Repurchase Price for the Repurchased Incentive Units by (A) certified or official bank check, (B) wire transfer of immediately available funds, or (C) delivery of an unsecured promissory note issued by the Partnership (fully subordinated in right of payment and exercise of remedies to the lenders’ rights under any Financing Document)

that shall accrue interest at the then prime rate published in the Wall Street Journal at the time of such repurchase, which note shall be repaid annually for three years (or, if earlier, paid in full upon a Change of Control). The Partnership shall give the Incentive Unitholder at least ten (10) days’ written notice of the date of closing, which notice shall include the method of payment selected by the Partnership.
(d)
Delay Condition. Notwithstanding the provisions of Section 10.6(c)(iii), the Partnership shall not be obligated to repurchase any Incentive Units if there exists a Delay Condition. In such event, the Partnership shall notify the Incentive Unitholder in writing as soon as practicable of such Delay Condition and the Partnership may thereafter defer the closing and pay the Repurchase Price at the earliest practicable date on which no Delay Condition exists.
(e)
Cooperation. The Incentive Unitholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 10.6, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(f)
Closing. At the closing of any sale and purchase pursuant to this Section 10.6, the Incentive Unitholder shall deliver to the Partnership a certificate or certificates representing the Incentive Units to be sold (if any), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Repurchase Price.
Article 11

COVENANTS1
11.1
Confidentiality.
(a)
Each Limited Partner acknowledges that during the term of this Agreement, they will have access to and become acquainted with confidential information belonging to the Partnership, the Partnership Subsidiaries, and their Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents which the Partnership treats as confidential, in any format whatsoever (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). Without limiting the applicability of any other agreement to which any Limited Partner is subject, no Limited Partner shall, directly or indirectly, disclose or use (other than solely for the purposes of such Limited Partner monitoring and analyzing their investment in the Partnership or performing their duties as a consultant, or other service provider of the Partnership (including under the TSA and/or the SM&D Agreement)) at any time, including use for personal,

1 [***Redacted – Commercially Sensitive Information***].

commercial, or proprietary advantage or profit, either during their association or employment with the Partnership or thereafter, any Confidential Information of which such Limited Partner is or becomes aware.
(b)
Nothing contained in Section 11.1(a) shall prevent any Limited Partner from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Limited Partner; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Limited Partners; (vi) to such Limited Partner’s Representatives who, in the reasonable judgment of such Limited Partner, need to know such Confidential Information and agree to be bound by the provisions of this Section 11.1 as if a Limited Partner; (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Units from such Limited Partner in accordance with this Agreement, as long as such Transferee agrees to be bound by the provisions of this Section 11.1 as if a Limited Partner; or (viii) by an Initial Investor to its limited partners, owners, co-investors, and prospective investors (provided, however, that if such limited partners, owners, co-investors, and prospective investors are receiving Confidential Information (other than with respect to high-level summary information regarding the Initial Investor’s investment contemplated herein or the operations thereof), such receiving Person shall be informed of the confidential nature of such information and the existence of the confidentiality obligations contained herein.
(c)
The restrictions of Section 11.1(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Limited Partner in violation of this Agreement; (ii) is or becomes available to a Limited Partner or any of their Representatives on a non-confidential basis prior to its disclosure to the receiving Limited Partner and any of their Representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Limited Partner without use of Confidential Information; or (iv) becomes available to the receiving Limited Partner or any of its Representatives on a non-confidential basis from a source other than the Partnership, any other Limited Partner, or any of their respective Representatives; provided, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement with the disclosing Limited Partner or any of their Representatives.

Article 12

ACCOUNTING; TAX MATTERS
12.1
Information Rights.

The GP Board shall cause the Partnership to, and the Partnership shall, furnish to each Initial Investor and Village Farms the following reports:

(a)
Annual Financial Statements. On or prior to March 15th of each calendar year (or such reasonable later date on which such statements are available), audited consolidated balance sheets of the Partnership Group as at the end of the most recent Fiscal Year and audited consolidated statements of income, cash flows, and Partners’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the GP Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Partnership Group as of the dates thereof and the results of their operations and changes in their cash flows and Partners’ equity for the periods covered thereby.
(b)
Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), any unaudited consolidated balance sheets of the Partnership Group prepared as at the end of each such fiscal quarter and for the applicable Fiscal Year to date, and unaudited consolidated statements of income, cash flows and Partners’ equity for such fiscal quarter and for the applicable Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Partnership.
(c)
Monthly Management Reports. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal quarter, a management report showing, among other things, the revenues, operating results, overall results and cash flow on (i) a monthly basis and (ii) compared to the Approved Business Plan of the Partnership Group, all in reasonable detail and all, to the extent applicable, prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).
(d)
Annual Budget. Promptly following the approval thereof in accordance with this Agreement, the Approved Annual Budget, and any amendment thereto, for each Fiscal Year.

12.2
Inspection Rights.

Upon reasonable notice from any Limited Partner that (a) has an Ownership Percentage of at least fifteen percent (15%) and (b) is not an Incentive Unitholder (a “Qualified Partner”), the Partnership shall, and shall cause and the officers and employees of the Partnership Group to, afford such Qualified Partner and their Representatives reasonable access during normal business hours to (i) the Partnership Group’s properties, offices, plants, and other facilities, (ii) the corporate, financial, and similar records, reports, and documents of the Partnership Group, including all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters, and communications with Partners or managers of the General Partner and to permit such Qualified Partner and its Representatives to examine such documents and make copies thereof, and (iii) the Partnership Group’s officers, senior employees, and public accountants, and to afford such Qualified Partner and its Representatives the opportunity to discuss and advise on the affairs, finances, and accounts of the Partnership Group with their officers, senior employees, and public accountants (and the Partnership hereby authorizes said accountants to discuss with such Qualified Partner and its Representatives such affairs, finances, and accounts).

12.3
Annual Budget and Business Plan.

The Partners have approved the initial Annual Budget (the “Initial Budget”) and the initial Business Plan (the “Initial Business Plan”) for the Partnership and its Subsidiaries for the fiscal period beginning on the date hereof and ending on December 31, 2025, which are attached hereto as Exhibit B. Thereafter, the GP Board shall adopt an Annual Budget and Business Plan for the Partnership Group in accordance with the GP LLC Agreement.

12.4
Tax Matters Representative.
(a)
Appointment. The Partners hereby appoint Sweat SPV as the “partnership representative” as provided in Code Section 6223(a) (the “Tax Matters Representative”). If Sweat SPV ceases to be the Tax Matters Representative for any reason, the GP Board shall appoint a new Tax Matters Representative. The Tax Matters Representative shall appoint an individual meeting the requirements of Treasury Regulation Section 301.6223-1(c)(3) (the “Designated Individual”) as the sole person authorized to represent the Tax Matters Representative in audits and other proceedings governed by the Partnership Tax Audit Rules.
(b)
Tax Examinations and Audits. The Tax Matters Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Tax Matters Representative (and the Designated Individual, in audits governed by the Partnership Tax Audit Rules) shall have sole authority to act on behalf of the Partnership in any such examinations and any resulting judicial proceedings, and shall have sole discretion to determine whether the Partnership (either on its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. The Partnership and its Partners shall be bound by the actions taken by the Tax Matters Representative (and the Designated Individual in audits governed by the Partnership Tax Audit Rules).
(c)
US Federal Tax Proceedings. In the event of an audit of the Partnership that is subject to the Partnership Tax Audit Rules, the Tax Matters Representative and the Designated Individual, in their sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Tax Matters Representative or the Partnership under the Partnership Tax Audit Rules (including any election under Code Section 6226). If an election under Code Section 6226(a) is made, the Partnership shall furnish to each Limited Partner for the year under audit a statement of the Partner’s share of any adjustment set forth in the notice of final partnership adjustment, and each Limited Partner shall take such adjustment into account as required under Code Section 6226(b). To the extent that an election under Code Section 6221(b) or Code Section 6226 is not made, the Partnership shall use commercially reasonable efforts to make any modifications available under Code Section 6225(c)(3), (4), and (5), to the extent such modification would reduce any taxes payable by the Partnership. Each Limited Partner agrees to cooperate with the Tax Matters Representative and to do or refrain from doing any or all things reasonably requested by the Tax Matters Representative with respect to the conduct of examinations under the Partnership Tax Audit Rules. Any imputed underpayment imposed on the Partnership pursuant to Code Section 6232 (and any related interest, penalties, or other additions to tax) that the Tax Matters Representative or the Designated Individual reasonably determines is attributable to one or more Partners shall promptly be paid by such Partners to the Partnership within fifteen (15) days following the Tax Matter Representative’s or the Designated Individual’s request for payment (and any failure to pay such amount shall be treated as a Withholding Advance and shall be recoverable as a reduction in subsequent distributions otherwise payable to such Limited Partner plus interest).
(d)
Tax Returns and Tax Deficiencies. Each Limited Partner agrees that such Limited Partner shall not treat any Partnership item inconsistently on such Partner’s federal, state, foreign, or other income tax return with the treatment of the item on the Partnership’s return. Any deficiency for taxes imposed on any Limited Partner (including penalties, additions to tax, or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Code Section 6226) will be paid by such Limited Partner and if required to be paid (and actually paid) by the Partnership, will be recoverable from such Limited Partner as provided in Section 7.6(d).
(e)
Expenses. Any expenses incurred by the Tax Matters Representative or the Designated Individual in carrying out their responsibilities and duties in such capacities under this Agreement shall be an expense of the Partnership for which the Tax Matters Representative or the Designated Individual shall be reimbursed by the Partnership.

(f)
Survival. The provisions of this Section 12.4 and the obligations of a Limited Partner or former Limited Partner pursuant to Section 12.4 shall survive the termination, dissolution, liquidation, and winding up of the Partnership or the Transfer of such Limited Partner’s Units.
12.5
Tax Returns.

At the expense of the Partnership, the General Partner (or any Officer the GP Board may designate pursuant to Section 8.7) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Partnership pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Partnership and the Partnership Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, the General Partner or designated Officer will cause to be delivered to each Person who was a Limited Partner at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Partnership as may be necessary for the preparation of such Person’s federal, state, and local income tax returns for such Fiscal Year.

12.6
Partnership Funds.

All funds of the Partnership shall be deposited in its name, or in such name as may be designated by the GP Board, in such checking, savings, or other accounts, or held in its name in the form of such other investments as shall be designated by the GP Board. The funds of the Partnership shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Partnership shall be made exclusively upon the signature or signatures of such Person or Persons as the GP Board may designate.

Article 13

DISSOLUTION AND LIQUIDATION
13.1
Events of Dissolution.

The Partnership shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)
the determination of the GP Board to dissolve the Partnership;
(b)
the sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all of the assets of the Partnership;
(c)
the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act; or
(d)
at any time there are no Limited Partners, unless the Partnership is continued in accordance with the Delaware Act.

13.2
Effectiveness of Dissolution.

Dissolution of the Partnership shall be effective on the day on which the event described in Section 13.1 occurs, but the Partnership shall not terminate until the winding up of the Partnership has been completed, the assets of the Partnership have been Distributed as provided in Section 13.3, and the Certificate of Limited Partnership shall have been cancelled as provided in Section 13.4.

13.3
Liquidation.

If the Partnership is dissolved pursuant to Section 13.1, the Partnership shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)
Liquidator. The General Partner, or, if the General Partner is unable to do so, a Person selected by the holders of a majority of the Common Units, shall act as liquidator to wind up the Partnership (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Partnership’s assets and to wind up and liquidate the affairs of the Partnership in an orderly and business-like manner.
(b)
Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.
(c)
Distribution of Proceeds. The Liquidator shall liquidate the assets of the Partnership and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:
(i)
first, to the payment of all of the Partnership’s debts and liabilities to its creditors (including Partners, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Partnership);
(ii)
second, to the establishment of and additions to reserves that are determined by the Liquidator in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Partnership; and
(iii)
third, to the Partners in the same manner as Distributions are made under Section 7.2.
(d)
Discretion of Liquidator. Notwithstanding the provisions of Section 13.3(c) that require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth in Section 13.3(c), if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or could cause undue loss to the Partners, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Partnership liabilities and reserves, and may, in its absolute discretion, Distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.
13.4
Cancellation of Certificate.

Upon completion of the Distribution of the assets of the Partnership as provided in Section 13.3(c), the Partnership shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and of all qualifications and registrations of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

13.5
Survival of Rights, Duties, and Obligations.

Dissolution, liquidation, winding up, or termination of the Partnership for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Partner’s right to indemnification pursuant to Section 14.3.

13.6
Recourse for Claims.

Each Limited Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership, such Limited Partner’s Capital Account, and such Limited Partner’s share of Net Income, Net Loss, and other items of income, gain, loss, and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, the Liquidator, or any other Limited Partner.

Article 14

EXCULPATION AND INDEMNIFICATION
14.1
Exculpation of Covered Persons.
(a)
Covered Persons. As used herein, the term “Covered Person” shall mean (i) the General Partner, (ii) each Limited Partner and each of their controlling Affiliates, (iii) each Officer, member of the GP Board or officer of the General Partner, (iv) the Tax Matters Representative, and (v) the Designated Individual.
(b)
Standard of Care. No Covered Person shall be liable to the Partnership or any other Covered Person for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Officer, member of the GP Board or officer of the General Partner in their capacity as a Covered Person, so long as (i) such action or omission does not constitute fraud or willful misconduct or a breach of this Agreement by such Covered Person as determined by a final judgment, order, or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected), (ii) with respect to any criminal proceeding, such Covered Person had no reasonable cause to believe their conduct was unlawful, and (iii) in the case of an Officer, member of the GP Board or officer of the General Partner, such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Partnership (the “Standard of Care”).
(c)
Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership Group and upon such information, opinions, reports, or statements (including financial statements and information, opinions, reports, or statements as to the value or amount of the assets or liabilities of the Partnership Group or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) a member of the GP Board, (ii) one or more officers or employees of the General Partner or the Partnership Group; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the General Partner or the Partnership Group; or (iv) any other Person selected in good faith by or on behalf of the General Partner or the Partnership Group, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 17-407 of the Delaware Act.
14.2
Liabilities and Duties of Covered Persons.
(a)
Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Limited Partner; provided, that each Officer, member of the GP Board and officer of the General Partner shall have the fiduciary duties of a director or officer of a Delaware corporation under Applicable Law. Subject to the proviso in the immediately preceding sentence, each of the Partners and the Partnership hereby waives any and all fiduciary duties of the Covered Persons that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligations of each Covered Person to each other and to the Partnership are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at Law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.
(b)
Duties. Whenever in this Agreement a Partner is permitted or required to make a decision (including a decision that is in such Partner’s “discretion” or under a grant of similar authority or latitude), the Partner shall be entitled to consider only such interests and factors as such Partner desires, including such Partner’s own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Partners, or any other Person. Whenever in this Agreement a Partner is permitted or required to make a decision in such Covered Person’s “good faith,” the Partner shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.
14.3
Indemnification.
(a)
Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Partnership to provide broader indemnification rights than the Delaware Act permitted the Partnership to provide prior to such amendment, substitution, or replacement), the Partnership shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:
(i)
any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Partnership, any Partner, or any direct or indirect Subsidiary of the foregoing in connection with the business of the Partnership; or
(ii)
the fact that such Covered Person is or was acting in connection with the business of the Partnership as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee, or agent of the Partnership, any Partner, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Partnership as a partner, member, manager, director, officer, employee, or agent of any Person, including the Partnership or any Partnership Subsidiary;

provided, in each case, that such Covered Person has acted in accordance with the Standard of Care.

(b)
Reimbursement. The Partnership shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 14.3; provided, that if it is determined by a final, nonappealable order of a court of competent jurisdiction that such Covered Person is not entitled to the indemnification provided by this Section 14.3, then such Covered Person shall promptly reimburse the Partnership for any reimbursed or advanced expenses.
(c)
Entitlement to Indemnity. The indemnification provided by this Section 14.3 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 14.3 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 14.3 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.
(d)
Insurance. To the extent available on commercially reasonable terms, the Partnership may purchase, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the GP Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. Except as provided in Section 14.3(f), if any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Partnership for any amounts previously paid to such Covered Person by the Partnership in respect of such Losses.
(e)
Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Partnership relating to the matters covered in this Section 14.3 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner (unless such Limited Partner otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Partnership.
(f)
Indemnitor of First Resort. The Partnership hereby acknowledges that certain Covered Persons (the “Specified Indemnified Persons”) may have or be granted rights to indemnification and advancement of expenses provided by a Limited Partner or its Affiliate (directly or by insurance provided by such Person) (collectively, the “Partner Indemnitors”). The Partnership hereby agrees that it is the indemnitor of first resort of the Specified Indemnified Persons with respect to matters for which indemnification is provided to them under this Agreement and that the Partnership will be obligated to make all payments due to or for the benefit of a Specified Indemnified Person under this Agreement without regard to any rights that such Specified Indemnified Person may have against a Partner Indemnitor. The Partnership hereby waives and releases any and all equitable and other rights or claims to contribution, subrogation, or indemnification from or against the Partner Indemnitors in respect of any amounts paid to a Specified Indemnified Person hereunder. The Partnership further agrees that no payment of

Losses or expenses by any Partner Indemnitor to or for the benefit of a Specified Indemnified Person shall affect the obligations of the Partnership hereunder, and that the Partnership shall be obligated to repay the Partner Indemnitors for all amounts so paid or reimbursed to the extent that the Partnership has an obligation to indemnify a Specified Indemnified Person for such Losses or expenses hereunder. The Partner Indemnitors are third-party beneficiaries of and shall have the power and authority to enforce the provisions of this Section 14.3(f).
(g)
Savings Clause. If this Section 14.3 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 14.3 to the fullest extent permitted by any applicable portion of this Section 14.3 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.
(h)
Amendment. The provisions of this Section 14.3 shall be a contract between the Partnership, on the one hand, and each Covered Person who served in such capacity at any time while this Section 14.3 is in effect, on the other hand, pursuant to which the Partnership and each such Covered Person intend to be legally bound. No amendment, modification, or repeal of this Section 14.3 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification, or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.
14.4
Survival.

The provisions of this Article 14 shall survive the dissolution, liquidation, winding up, and termination of the Partnership.

Article 15

MISCELLANEOUS
15.1
Expenses.

Except as otherwise expressly provided herein or in the GP LLC Agreement, the Framework Agreement, the TSA or the SM&D, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

15.2
Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, the Partnership and each Partner hereby agrees, at the request of the Partnership or any other Partner, to execute and deliver such additional documents, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

15.3
Notices.

All notices, demands and other communications pertaining to this Agreement (“Notices”) must be in writing addressed as follows:

(a)
If to the Partnership:

Vanguard Food LP
90 Colonial Center Parkway
Lake Mary, Florida 32746
Email: [***Redacted – Personally Identifying Information***]
Attention: [***Redacted – Personally Identifying Information***]

with a copy to each of the Initial Investors and Village Farms at their respective addresses for notices below.

(b)
If to the Initial Investors:

Kennedy Lewis Capital Partners Master Fund II LP
c/o Kennedy Lewis Investment Management LLC
225 Liberty Street, Suite 4210
Email: [***Redacted – Personally Identifying Information***]
Attention: [***Redacted – Personally Identifying Information***]

Sweat Equities SPV LLC
11035 Lavendar Hill Dr. Suite 160 Box #509
Las Vegas, Nevada 89138
Email: [***Redacted – Personally Identifying Information***]
Attention: [***Redacted – Personally Identifying Information***]

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park, Floor 45

New York, New York 10036

Email: [***Redacted – Personally Identifying Information***]

Attention: [***Redacted – Personally Identifying Information***]

(c)
If to Village Farms:

Village Farms International, Inc.

90 Colonial Center Parkway

Lake Mary, Florida 32746

Email: [***Redacted – Personally Identifying Information***]

Attention: [***Redacted – Personally Identifying Information***]

with a copy to:

Torys LLP

1114 Avenue of the Americas

New York, New York 10036

Email: [***Redacted – Personally Identifying Information***]

Attention: [***Redacted – Personally Identifying Information***]

(d)
If to any other Partner, to such Partner’s respective mailing address as set forth on the Partners Schedule.

Notices will be deemed given (a) three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, (b) on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery or (c) upon transmission if sent by email. Notices delivered by personal service will be deemed given when actually received by the recipient. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice to each other party of a change of address in the manner provided in this Agreement for giving Notice.

15.4
Entire Agreement.
(a)
This Agreement, together with the Certificate of Limited Partnership, the Incentive Plan, each Award Agreement, each Joinder Agreement, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including the Original Agreement.
(b)
Other than the Framework Agreement and the GP LLC Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind by and among any Partner(s) relating to this Agreement, including with respect to the exercise or waiver of any Partner’s rights hereunder.
(c)
In the event of an inconsistency or conflict between the provisions of this Agreement and any provision of the Incentive Plan or an applicable Award Agreement with respect to the subject matter of the Incentive Plan or Award Agreement, the GP Board shall resolve such conflict in its sole discretion.
15.5
Severability.

If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, and this Agreement shall be reformed, construed, and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal, or unenforceable provision.

15.6
Successors and Assigns.

Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns. This Agreement may not be assigned by any Partner except in connection with a Permitted Transfer, and any assignment in violation of this Agreement shall be null and void.

15.7
No Third-Party Beneficiaries.

Except as provided in Article 14, which shall be for the benefit of and enforceable by Covered Persons and the Partner Indemnitors as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Partnership, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

15.8
Amendment.
(a)
No provision of this Agreement may be amended or modified except by an instrument in writing executed by the General Partner and Limited Partners holding at least a majority of the outstanding Common Units and Preferred Units on an As-Converted Basis. Any such written amendment or modification will be binding upon the Partnership, the General Partner and each Limited Partner; provided, that an amendment or modification modifying the rights or obligations of any Limited Partner in a manner that is disproportionately adverse to (i) such Limited Partner relative to the rights of other Limited Partners in respect of Units of the same class or series or (ii) a class or series of Units relative to the rights of another class or series of Units, shall in each case be effective only with that Limited Partner’s consent or the consent of the Limited Partners holding at least a majority of the Units in that class or series, as applicable.
(b)
Notwithstanding the foregoing, any amendment or modification to an organizational document of the Partnership or any Partnership Subsidiary, including this Agreement, that would be reasonably expected to have (i) a disproportionate adverse effect on any Limited Partner relative to any other Limited Partner, (ii) a disproportionate adverse effect on any class of Units relative to any other class of Units, or (iii) a material adverse effect on any right specifically provided to any Limited Partner under any such organizational document, shall, in each case, be effective only with such Limited Partner’s prior written consent.
(c)
Notwithstanding the foregoing, amendments to the Partners Schedule following any new issuance, redemption, repurchase, or Transfer of Units in accordance with this Agreement may be made by the General Partner without the consent of or execution by the Limited Partners.
15.9
Waiver.

No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 15.9 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 9.1(c), Section 10.3(d)(iii), Section 10.4(b)(ii), Section 10.5(e), and Section 15.12 hereof.

15.10
Governing Law.

All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

15.11
Submission to Jurisdiction.

The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 15.3 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

15.12
Waiver of Jury Trial.

Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

15.13
Equitable Remedies.

Each party hereto acknowledges that a breach or threatened breach by such party of any of such party’s obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

15.14
Attorneys’ Fees.

In the event that the Partnership or any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party or the Partnership in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses, and court costs.

15.15
Remedies Cumulative.

The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 14.2 to the contrary.

15.16
Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.17
Initial Public Offering.
(a)
Initial Public Offering. If at any time the GP Board desires to cause (i)(xxiv) a transfer of all or a substantial portion of the assets of the Partnership or (xxv) a Transfer of all or a substantial portion of the Units, in either case, to a corporation or other business entity (an “IPO Entity”), (ii) a merger or consolidation of the Partnership into or with an IPO Entity as provided under Section 18-209 of the Delaware Act or otherwise, or (iii) another restructuring of all or substantially all the assets or Units of the Partnership into an IPO Entity, including by way of the conversion of the Partnership into a Delaware corporation as provided under Section 18-216 of the

Delaware Act (any such corporation also herein referred to as an “IPO Entity”), in any such case in anticipation of or otherwise in connection with an initial Public Offering of securities of an IPO Entity or its Affiliate (an “Initial Public Offering”), each Limited Partner shall take such steps to effect such Transfer, merger, consolidation, conversion, or other restructuring, and to effect such Initial Public Offering, as may be reasonably requested by the GP Board, including Transferring or tendering such Limited Partner’s Units to an IPO Entity in exchange or consideration for shares of capital stock or other equity interests of the IPO Entity, determined in accordance with the valuation procedures set forth in Section 15.17(b) and selling such securities in an Initial Public Offering, as well as executing and delivering all agreements, instruments, and documents as may be reasonably required in connection therewith.
(b)
Fair Market Value. In connection with a transaction described in Section 15.17(a), the GP Board shall, in good faith but subject to the following sentence, determine the Fair Market Value of the assets and/or Units Transferred to, merged with, or converted into shares of the IPO Entity, the aggregate Fair Market Value of the IPO Entity, and the number of shares of capital stock or other equity interests to be issued to each Limited Partner in exchange or consideration therefor. In determining Fair Market Value, (i) the offering price of the Initial Public Offering shall be used by the GP Board to determine the Fair Market Value of the capital stock or other equity interests of the IPO Entity and (ii) the Distributions that the Limited Partners would have received with respect to their Units if the Partnership were dissolved, its affairs wound up, and Distributions made to the Limited Partners in accordance with Section 13.3(c) shall determine the Fair Market Value of the Units. In addition, any Units to be converted into or redeemed or exchanged for shares of the IPO Entity shall receive shares with substantially equivalent economic, governance, priority, and other rights and privileges as in effect immediately prior to such transaction (disregarding the tax treatment of such transaction).
(c)
Appointment of Proxy. Each Limited Partner hereby makes, constitutes, and appoints the Partnership, with full power of substitution and resubstitution, their true and lawful attorney, for them and in their name, place, and stead, and for their use and benefit, to act as their proxy in respect of any vote or approval of Limited Partners required to give effect to this Section 15.17, including any vote or approval required under Section 18-209 or Section 18-216 of the Delaware Act. The proxy granted pursuant to this Section 15.17(c) is a special proxy coupled with an interest and is irrevocable.
(d)
Registration Rights.
(i)
In connection with an Initial Public Offering, the Partnership shall (or shall cause the applicable IPO Entity to) enter into a registration rights agreement with the Initial Investors and Village Farms with respect to the registration of the IPO Entity’s securities in form and substance reasonably satisfactory to each of the Partnership, the Initial Investors and Village Farms; provided, that such registration rights agreement shall provide for (A) three long-form and short-form demand registration rights, as well as shelf registration rights and shelf take-down rights, for the Limited Partners, (B) unlimited piggy-back rights, (C) customary pro rata cutback provisions, (D) customary “holdback” provisions and (E) customary indemnification provisions. Each of the Initial Investors and Village Farms hereby agrees to execute any commercially reasonable registration rights agreement proposed by the Partnership or any IPO Entity as long as such agreement is consistent in all material respects with the foregoing.
(ii)
All expenses incident to the Partnership’s or any IPO Entity’s performance of or compliance with this Section 15.17(d), including all registration and filing fees, fees and expenses of compliance with securities or blue-sky Laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for such entity and counsel for the selling securityholders and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by such entity will be borne by such entity. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.
(e)
Lock-up Agreement. Each Limited Partner hereby agrees that in connection with an Initial Public Offering, and upon the request of the managing underwriter in such offering, such Limited Partner shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 180 days in the case of an Initial Public Offering), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of, or otherwise dispose of, directly or indirectly, any Units or any equity securities of the IPO Entity held immediately before the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units or equity securities of the IPO Entity or such other securities, in cash or otherwise. The foregoing provisions of this Section 15.17(e) shall not apply to sales of securities to be included in such Initial Public Offering or other offering if otherwise permitted, shall contain other customary exceptions and shall be applicable to the Limited Partners only if all officers and directors of the Partnership and all Limited Partners owning more than five percent (5%) of the Partnership’s outstanding Common Units and Preferred Units on an As-Converted Basis (or the IPO Entity’s equivalent common equity securities) are subject to the same restrictions. Each Limited Partner agrees to execute and deliver such other agreements as may be reasonably requested by the Partnership or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 15.17(e), each Limited Partner shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 15.17(e) in the event and to the extent that the managing underwriter or the Partnership permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director, or holder of greater than five percent (5%) of the Partnership’s outstanding Common Units and Preferred Units on an As-Converted Basis (or the IPO Entity’s equivalent common equity securities).
15.18
Spousal Consent.

Each Limited Partner who has a Spouse as of the date of such Limited Partner’s entry into this Agreement shall cause their Spouse to execute and deliver to the Partnership a spousal consent in the form of Exhibit C hereto (a “Spousal Consent”), pursuant to which such Spouse acknowledges that they have read and understood the Agreement and agree to be bound by its terms and conditions. If any Limited Partner should marry or engage in a Marital Relationship following such Limited Partner’s entry into this Agreement, such Limited Partner shall cause their Spouse to execute and deliver to the Partnership a Spousal Consent within thirty (30) days thereof.

15.19
Aggregate of Interests

In calculating a Person’s ownership of interests for the purpose of determining whether such Person shall have satisfied a specified ownership threshold required for certain rights as described herein, the GP LLC Agreement, and/or any other agreement, certificate, document, or instrument contemplated hereby or thereby (e.g., an Ownership Percentage), all of such Person’s interests and all of the interests held by such Person’s Affiliates and/or its or their respective Affiliated investment funds and/or any fund, investor, entity, or account that is managed, sponsored, advised, or sub-advised by such Person and/or its Affiliates, shall be aggregated for the purposes of such determination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The General Partner:
VANGUARD FOOD GP LLC
By:	/s/ Charles Monroe Sweat
Name: Charles Monroe Sweat Title: President

The Partners:
SWEAT EQUITIES SPV LLC
By:	/s/ Charles Monroe Sweat
Name: Charles Monroe Sweat Title: President

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP
By:	/s/ Anthony Pasqua
Name: Anthony Pasqua Title: Authorized Signatory

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VILLAGE FARMS CANADA LIMITED PARTNERSHIP By VILLAGE FARMS CANADA GP INC., its General Partner
By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: EVP and CFO

VILLAGE FARMS, L.P. By VILLAGE FARMS OF DELAWRE, L.L.C., its General Partner By AGRO POWER DEVELOPMENT, INC., its Managing Member
By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: EVP and CFO

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